UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to section 240.14a-12

AZENTA, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Proxy Statement & Annual Meeting of Stockholders

AZENTA
LIFE SCIENCES

azenta.com

Notice of Annual Meeting of
Stockholders of Azenta, Inc.
Tuesday, January 30, 2024
10:00 a.m. Eastern Time,
Virtual-Only Meeting
RECORD DATE: December 7, 2023
MEETING AGENDA
•	To elect ten director nominees
•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement
•	To recommend, on an advisory basis, the frequency of holding an advisory vote on executive compensation
•	To ratify PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2024 fiscal year
The stockholders will also act on any other business as may properly come before the meeting.
How to Vote Your Shares
You may submit proxies by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope.
You may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 29, 2024 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2024 for shares held in a Plan by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone.

You may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 29, 2024 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2024 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet.

If you hold shares in a brokerage account, you should follow the instructions provided by your broker to vote your shares by mail, telephone or electronically via the Internet.
All stockholders of Azenta, Inc. are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail, if you requested a proxy statement be mailed to you as described in the proxy statement.
By Order of the Board of Directors

JASON W. JOSEPH,
Senior Vice President, General Counsel and Secretary
Burlington, Massachusetts
December 15, 2023

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on January 30, 2024. On December 15, 2023 we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2024 Annual Meeting of Stockholders and our annual report. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 are available on our website at www.azenta.com. They are also available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803, which is the mailing address of the Company’s principal executive offices. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

AZENTA, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2024
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Azenta, Inc., a Delaware corporation (“we”, “us”, “Azenta” or the “Company”), for use at the Annual Meeting of Stockholders to be held in a virtual-only format, solely by means of remote communication, on January 30, 2024, at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof (the “Annual Meeting”).
We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.
We expect that this proxy statement and the accompanying proxy materials will first be made available to stockholders on or about December 15, 2023; on the same day, we will begin sending the Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in at
www.virtualshareholdermeeting.com/AZTA2024 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulty accessing, or during, the Annual Meeting, please call the support team at the number listed on our website at www.Azenta.investorroom.com (2024 Annual Meeting Material).
Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2023 Annual Report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/AZTA2024 during the Annual Meeting.
Shares may be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that are included in the proxy materials.
Submitting Questions at the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AZTA2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at www.azenta.investorroom.com (2024 Annual Meeting Material) as soon as practical after the Annual Meeting. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.azenta.investorroom.com (2024 Annual Meeting Material).
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the Securities and Exchange Commission (“SEC”), is included as the Annual Report to Stockholders being made available to our stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803, which is the mailing address of the Company’s principal executive offices, and, as noted below, it can also be obtained via the Internet. Exhibits will be provided upon written request and payment of an appropriate processing fee.
AZENTA – 2023 Proxy Statement 1

GENERAL INFORMATION
GENERAL INFORMATION
Record Date, Voting Rights and Outstanding Shares
Only stockholders of record at the close of business on December 7, 2023 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 55,718,412 shares of our common stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either at the Annual Meeting or by proxy. Beginning 15 minutes prior to, and during, the Annual Meeting, a complete list of our stockholders of record will be available for viewing by stockholders for any purpose germane to the meeting at www.azenta.investorroom.com (2024 Annual Meeting Material). A list of our registered holders as of the close of business on the record date will be made available to stockholders during the 10 days prior to the Annual Meeting; to access such list of registered holders, email Jason W. Joseph, Senior Vice President, General Counsel and Secretary of the Company, at Jason.Joseph@azenta.com. Stockholders submitting any such request will be asked to include the 16-digit control number found on the proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Electronic Distribution
This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and the proxy card are available at: www.proxyvote.com.
Solicitation
The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of the securities held by them and obtaining authority to execute proxies.
Quorum and Required Vote
The holders of a majority of the outstanding shares of Common Stock entitled to vote, present virtually or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present virtually or represented by proxy at the Annual Meeting, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.
Broker discretionary voting
If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments or postponements thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors, matters related to executive compensation and the frequency of advisory votes on executive compensation, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each stockholder to provide instructions to their broker so that their votes may be counted on these important matters.
Proposal No. 1: Election of Directors for a One-Year Term
For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. An affirmative vote of a plurality of votes properly cast, virtually at the Annual Meeting or by proxy, is required for the election of each of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Proposal No. 2: Advisory Vote on Executive Compensation
For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our stockholders in this advisory vote, and our Human Resources and
2 AZENTA – 2023 Proxy Statement

GENERAL INFORMATION
Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
Proposal No. 3: Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation
For the advisory vote on the frequency of holding an advisory vote on executive compensation, you may cast your vote on your preferred voting frequency by choosing the option of “one year”, “two years”, or “three years” or “abstain” when you vote on this proposal. However, because this vote is advisory and not binding on the Board of Directors or the Company, our Human Resources and Compensation Committee may decide that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than the option receiving the highest number of votes from our stockholders. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
Proposal No. 4: Ratification of the Company’s Independent Registered Public Accounting Firm
For the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the 2024 fiscal year, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 4. Abstentions will have no effect on the results of the vote on Proposal No. 4. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 4 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if there are any broker non-votes they will not affect the voting outcome.
Voting of Proxies
General
If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Azenta or to vote virtually at the Annual Meeting or by mail, telephone or via the Internet as described below.
If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.
Proxies Without Voting Instructions
Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation, for holding an advisory vote on executive compensation each year and for the ratification of the selection of PwC as the Company’s independent registered accounting firm for the 2024 fiscal year. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.
Voting Shares held through Broker by Proxy
If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power. The broker will have discretionary voting power only with respect to the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the 2024 fiscal year, but not with respect to the election of the ten nominees for director, the advisory vote on executive compensation, or the advisory vote on the frequency of holding an advisory vote on executive compensation.
Voting of Shares held through Broker at the Annual Meeting
If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.
Other Matters
If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting,
AZENTA – 2023 Proxy Statement 3

GENERAL INFORMATION
including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.
Voting Procedures
There are several ways in which you or your representative can vote your shares, as follows:

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 29, 2024 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2024 for shares held in a Plan. The proxy card includes instructions on submitting proxies by telephone. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 29, 2024 for shares held directly and until 11:59 p.m. (Eastern Time) on January 27, 2024 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies
Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:
•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or
•	attending the Annual Meeting virtually and voting, although attendance at the meeting will not by itself constitute a revocation of the proxy.
Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803 before the vote at the Annual Meeting.
Proxy Materials Available via the Internet
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 30, 2024
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you may request them without charge upon written request addressed to Company Secretary, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803, which is the mailing address of the Company’s principal executive offices.
4 AZENTA – 2023 Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Board of Directors
The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, to serve the Company’s and its stockholders’ best interests while also promoting corporate social responsibility. Management keeps the directors informed of our activities through regular written reports and presentations at Board and Committee meetings. The Board has adopted the Corporate Governance Guidelines that are publicly available on our website at www.azenta.com. The guidelines call for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent chair or an independent lead director. The independent chair presides over the regularly held executive sessions of the Board, noted below, at which the chief executive officer is not present. Each director is required to stand for election annually.
The Board has assessed each of the ten nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that Messrs. Casal, Hirsch, Madaus and Bousa, Drs. Nova and Rosenblatt, and Mses. Davis, McLaughlin and Zane, nine of the ten director nominees, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market’s stricter definition of independence required for members of an Audit Committee and determined that each member of the Audit Committee qualifies as an audit committee financial expert.
The Board of Directors held eighteen meetings during the fiscal year ended September 30, 2023 and took action three times by written consent. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held while he or she was a director during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all non-employee members of the Board met in executive session without the chief executive officer being present.
The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:
•	By telephone: (732) 416-4975
•	By electronic mail: Directors@azenta.com
•	By first class mail, overnight mail or courier:
Azenta Board of Directors
Azenta, Inc.
200 Summit Drive, 6th Floor
Burlington, MA 01803
•	By website: https://azenta.investorroom.com/shareholder-feedback
As a matter of policy, we encourage the directors to attend meetings of stockholders, in person, virtually or by telephone. All of the nominees for election as director, other than Messrs. Hirsch, Madaus and Bousa, were directors at the time of the last stockholder meeting in January 2023 and attended that meeting.
In accordance with our Corporate Governance Guidelines, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every two years. We support and encourage Board members to take advantage of director education opportunities. There are many public company director educational programs available, and we believe that our Board members should keep current on the fast-changing areas of corporate governance and related regulations. The Azenta Board members have participated in, and continue to attend, public company director education programs and many of our Board members hold professional director certifications earned by accumulating from 30 to 150 director education credit hours.
Chair of the Board
Joseph R. Martin, our current chair of the Board, is not standing for re-election as a director at the Annual Meeting, and the Board of Directors has elected Frank E. Casal to serve as chair of the Board, effective upon and subject to his election as a director at the Annual Meeting. The chair assists the chief executive officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign. The Board of Directors has also elected Robyn C. Davis to serve as vice chair of the Board, effective upon and subject to her election as a director at the Annual Meeting. The vice chair’s primary role is to perform the responsibilities of the Board chair during his/her absence or disability.
AZENTA – 2023 Proxy Statement 5

CORPORATE GOVERNANCE
Board Diversity
The tables below provide information relating to certain voluntary self-identified characteristics of our current directors and of our director nominees. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix – Current Directors
	As of November 30, 2023				As of November 30, 2022
Total Number of Directors	10				10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	5	5	0	0	3	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0	0	0	0	0
Alaskan Native or Native American	0	0	0	0	0	0	0	0
Asian	0	1	0	0	0	1	0	0
Hispanic or Latinx	0	0	0	0	0	0	0	0
White	5	4	0	0	5	4	0	0
Two or More Races or Ethnicities	0	0	0	0	0	0	0	0
LGBTQ+	0				0
Did Not Disclose Demographic Background (with respect to LGBTQ+)	0				0
Board Diversity Matrix – Director Nominees (As of November 30, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identify
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
White	4	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background (with respect to LGBTQ+)	0
Board composition is a critical area of focus for the Board, and the Board seeks representation across a range of attributes, including race, ethnicity, age, and gender. The Board considers diversity in its determination and also takes into account industry knowledge,
6 AZENTA – 2023 Proxy Statement

CORPORATE GOVERNANCE
executive experience, operational experience, scientific and academic expertise, geography, and personal background. To support, maintain, and expand the diversity of our Board, our Nominating and Governance Committee actively seeks diverse candidates, including women and minority candidates, as part of its search for new directors.
We consider Board refreshment on an ongoing basis at Azenta. Our Nominating and Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating, and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. The Nominating and Governance Committee reviews regularly and reports to the Board on the composition and size of the Board, and makes recommendations, as necessary, so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity advisable for the Board as a whole.
As part of our ongoing transformation and Board refreshment, we are nominating three new directors to our Board, Didier Hirsch, Martin Madaus and Edward Bousa. Mr. Martin, Professor Palepu and Ms. Puhy will not be standing for re-election.
Committees of the Board
The Board currently has the following standing committees: an Audit Committee, an Environmental, Social & Governance (ESG) Committee, an Executive Committee, a Finance Committee, a Human Resources and Compensation Committee, and a Nominating and Governance Committee. The following table sets out the Board committees on which each member of the Board now serves, identifying the chair of each committee as well. Composition of the Board committees is expected to change following the Annual Meeting, as discussed under each committee following the table below.
Name of Director	Audit	ESG	Executive	Finance	HR & Compensation	Nominating & Governance
Non-Employee Directors:
Frank E. Casal(1)
Robyn C. Davis
Joseph R. Martin(2)
Erica J. McLaughlin
Tina S. Nova
Krishna G. Palepu(3)
Dorothy E. Puhy(4)
Michael Rosenblatt
Ellen M. Zane
Employee Director:
Stephen S. Schwartz
NUMBER OF MEETINGS IN FISCAL 2023	9	4	14	5	5	21
(1)	Chair of the Board, effective upon election at the Annual Meeting
(2)	Chair of the Board. Mr. Martin is not standing for re-election as a director at the Annual Meeting.
(3)	Professor Palepu is not standing for re-election as a director at the Annual Meeting.
(4)	Ms. Puhy is not standing for re-election as a director at the Annual Meeting.
Current Chair
Current Member
Audit Committee
Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm, for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, and internal control over financial reporting and for overseeing the process by which we and the Board of Directors conduct the ongoing assessment and management of the risks we face. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
A copy of the charter of the Audit Committee is publicly available on our website at www.azenta.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the
AZENTA – 2023 Proxy Statement 7

CORPORATE GOVERNANCE
Audit Committee under rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Mr. Casal (Chair), Mses. McLaughlin and Puhy, and Dr. Nova. Upon the election of directors at the Annual Meeting, we expect Mr. Hirsch to become the Chair of the Committee, Mr. Casal and Ms. McLaughlin to remain on the Committee and Mr. Bousa to become a member of the Committee. The Board of Directors has reviewed the qualifications of each member of the Committee and has determined that each of them meets that stricter definition of independence applicable to audit committee members and that Messrs. Hirsch, Casal and Bousa and Ms. McLaughlin each qualify as an “audit committee financial expert” as the SEC defines that term in Item 407 of Regulation S-K.
The Audit Committee met on nine occasions during fiscal year 2023 and took no action by written consent. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Environmental, Social and Governance (ESG) Committee
The purpose of the ESG Committee is to assist the Board of Directors in discharging its oversight responsibility related to ESG matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity, equity and inclusion, ethics, cybersecurity and data privacy, community engagement, public policy engagement, political contribution, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company, provide guidance to the Board on the aforementioned matters, and perform an oversight role in shaping the Company’s ESG strategy. The charter of the ESG Committee is publicly available on our website at www.azenta.com. The ESG Committee is currently comprised of Ms. McLaughlin (Chair), and Drs. Rosenblatt and Schwartz. Upon the election of directors at the Annual Meeting, we expect Dr. Rosenblatt to become the Chair of the Committee and Dr. Nova and Mr. Bousa will become Committee members, each of whom meets the definition of an independent director.
The ESG Committee met on four occasions during fiscal year 2023 and took no action by written consent.
Executive Committee
The purpose of the Executive Committee is to: (i) permit action on behalf of the Board of Directors between meetings, particularly in those circumstances for which a timely response is required and full Board participation is not reasonably feasible; and (ii) assess, review with management, and provide recommendations to the Board of Directors concerning our strategic planning process and the implementation of our strategic plans. The Executive Committee may exercise the full powers of the Board when, in their reasoned judgment, the best interest of the Company requires prompt action incompatible with full Board participation, excepting those matters legally requiring the approval of the full Board. Whenever possible, the Executive Committee expects to seek prior full Board approval of limits within which it will exercise its discretion. The charter of the Executive Committee is publicly available on our website at www.azenta.com. The Executive Committee has also been given the responsibility to act for the Board in providing guidance to management concerning the Company’s strategic planning and implementation. The Executive Committee is currently comprised of Mr. Martin (Chair), Professor Palepu, Ms. Zane and Dr. Schwartz. Upon the election of directors at the Annual Meeting, we expect that the Executive Committee will cease to be a standing committee of the Board.
The Executive Committee met on fourteen occasions during fiscal year 2023 and took no action by written consent.
Finance Committee
The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company’s capital structure, including financial strategies, policies, practices and transactions, including the Company’s annual operating plan (AOP). Among other things, the Finance Committee recommends how to employ the Company’s cash resources and assists the management and the Board in the consideration and review of possible strategic transactions. Its purposes do not include the evaluation of financial performance and controls delegated under the charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if the Board so chooses. The charter of the Finance Committee is publicly available on our website at www.azenta.com. The Finance Committee is currently comprised of Ms. Davis (Chair), Mr. Casal and Professor Palepu. Upon the election of directors at the Annual Meeting, we expect Dr. Nova to become the Chair of the Committee, Ms. Davis to remain a member of the Committee and Mr. Hirsch to become a member of the Committee, each of whom meets the definition of an independent director.
The Finance Committee met on five occasions during fiscal year 2023 and took no action by written consent.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee has overall responsibility for our compensation philosophy, evaluates and approves executive compensation including cash bonuses to be issued pursuant to the Company’s Performance-Based Variable Compensation Plan, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. The Human Resources and Compensation Committee is responsible for the annual compilation of the chief executive officer’s strategic performance objectives and manages his/her annual performance assessment and feedback. Additionally, the Human Resources and Compensation Committee is responsible for planning the succession process for the chief executive officer and the executive staff. It also has been delegated the authority to supervise the administration of our stock plans, and it is required to review and approve the incorporation of our Compensation Discussion and Analysis in this proxy statement in accordance
8 AZENTA – 2023 Proxy Statement

CORPORATE GOVERNANCE
with SEC rules. The Human Resources and Compensation Committee also reviews all grants to employees under our stock plans and recommends the approval of those grants by the full Board of Directors. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities. Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The charter of the Human Resources and Compensation Committee is publicly available on our website at www.azenta.com. The Human Resources and Compensation Committee is currently comprised of Ms. Zane (Chair), Dr. Rosenblatt and Ms. Davis. Upon the election of directors at the Annual Meeting, we expect Ms. Davis to become the Chair of the Committee, Ms. Zane and Dr. Rosenblatt to remain members of the Committee and Mr. Madaus to become a member of the Committee. Each of these Human Resources and Compensation Committee members meets the definition of an independent director and the other requirements for membership.
The Human Resources and Compensation Committee met on five occasions during fiscal year 2023 and took one action by written consent.
Please see also the report of the Human Resources and Compensation Committee set forth elsewhere in this proxy statement.
Human Resources and Compensation Committee Interlocks and Insider Participation
None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.
Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the stockholders or appointed by the Board; (iv) evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.
Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on our website at www.azenta.com. The current members of the Nominating and Governance Committee are Professor Palepu (Chair), Mr. Martin and Ms. Zane. Upon the election of directors at the Annual Meeting, we expect Ms. McLaughlin to become the Chair of the Committee, Ms. Zane to remain a member of the Committee and Mr. Casal and Mr. Madaus to become members of the Committee, each of whom meets the definition of an independent director.
The Nominating and Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Nominating and Governance Committee may consider nominees recommended by stockholders and other sources, such as directors, third-party search firms or other appropriate sources. Board composition is a critical area of focus for the Board, and the Board seeks representation across a range of attributes, including race, ethnicity, age, and gender. The Board considers diversity in its determinations and also takes into account industry knowledge, operational experience, scientific and academic expertise, geography, and personal background. To support, maintain and expand the diversity of our Board, our Nominating and Governance Committee actively seeks diverse candidates, including women and minority candidates, as part of its search for new directors. In evaluating candidates the Nominating and Governance Committee seeks the strength that is derived from a variety of experiences among board members, embracing the criteria and qualifications set forth in the Nominating and Governance Committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as chief executive officer or chair of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public, private, or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long-term interests of stockholders. In any particular situation, the Nominating and Governance Committee may focus on persons possessing a particular background, experience or qualifications, which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2024 annual meeting of stockholders, they must follow the procedures described in “Other Matters-Stockholder Proposals and Recommendations For Director.”
The Nominating and Governance Committee also initiates and administers the Board’s annual self-evaluation and performance review process. This annual process is initiated by each Board member being sent a written questionnaire dealing with a variety of elements of
AZENTA – 2023 Proxy Statement 9

CORPORATE GOVERNANCE
the governance process, including the Board’s structure, its effectiveness in carrying out key responsibilities, the quality and efficiency of the meeting processes of the Board and its Committees, the responsibilities and effectiveness of the Board’s Committees, and, more generally, Board members’ overall analysis and comments concerning the effectiveness of the Board, its processes and the quality of its deliberations. After these questionnaires are completed and returned, the chair of the Nominating and Governance Committee conducts individual interviews with each Board member in order to understand fully the perceptions and analysis of each director. The chair then presents the information that has been collected through these processes to the Nominating and Governance Committee and then, following that discussion, presents observations and recommendations to the full Board for discussion and such action as the Board determines to be appropriate. The Board views these activities as part of its overall process of ongoing self-evaluation and continuous improvement.
The Nominating and Governance Committee met on twenty-one occasions during fiscal year 2023 and took one action by written consent.
Board Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its Committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Audit Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company’s business risks, including delegation to other Committees of the Board with respect to specific areas of business risk where the Audit Committee deems this to be appropriate. Periodically, working initially through the Audit Committee, management and the Board jointly develop and/or review a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the applicable Committees of the Board. The Board of Directors also specifically engages in cybersecurity risk oversight through detailed annual reports, as well as periodic updates from the Company’s chief information officer.
The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.
Following this senior management level assessment, the Audit Committee is then tasked to coordinate the risk assessment process at the Board level and to ensure that mitigation and corrective actions are being taken where appropriate.
Board Leadership Structure
The Company’s Corporate Governance Guidelines, as set out on the Company’s corporate web site under “About Us” and “Investor Relations” and “Governance”, provides that there will always be independent leadership of the Board. In accordance with the Policy, the Board may select the chief executive officer to also serve as Board chair, but its current practice is to have an independent director serve as chair. The Corporate Governance Guidelines also make clear that in the event that the same person serves as chief executive officer and chair, the Board shall select a lead independent director who shall be responsible for chairing meetings of the independent directors in addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.
The Company’s Corporate Governance Guidelines also provide that the independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation. It has been the consistent practice of the chair to conduct such meetings of independent directors at each in-person meeting of the Board of Directors.
In addition, under the Corporate Governance Guidelines, the chair (with the assistance of the Company Secretary) is primarily responsible for (i) monitoring communications from stockholders and (ii) providing copies or summaries of such communications to the other directors as he or she considers appropriate.
We believe that the separation of the roles of chief executive officer and chair of the Board of Directors continues to offer benefits including the following:
•	the independent oversight of the Company is enhanced;
•	the objectivity of the Board’s evaluation of the chief executive officer is increased;
•	having a non-executive chair provides an independent spokesman for the Company;
•	the chief executive officer has the benefit of a fully independent and experienced board; and
•	the Board can provide a fully independent and objective assessment of risk.
10 AZENTA – 2023 Proxy Statement

CORPORATE GOVERNANCE
Our Approach to Environmental, Social and Governance (ESG)
The foundation of Azenta’s ESG strategy lies in our purpose to “enable life sciences companies to bring impactful breakthrough therapies to market faster.” Our dedication to this purpose is reinforced by our consistent and steady commitment to being a responsible corporate citizen, remaining in the forefront of many programs for product responsibility, regulatory compliance, employee development, and support for education and our local communities. Over the past few years we have focused our attention on developing a more integrated ESG program, committed to focusing on ESG issues that align with our core values and are most important to the Company and our stakeholders.
ESG Oversight and Governance
Azenta’s ESG program is governed at the highest levels with both Board and executive management oversight. The ESG Committee of the Board performs an oversight role in shaping ESG strategy, discharging oversight responsibility related to ESG matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity, equity and inclusion, ethics, cybersecurity, and data privacy, community engagement, public policy engagement, political contribution, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company.
The ESG program is further guided by our a cross-functional Executive ESG Steering Committee, which is responsible for setting general strategy related to our ESG matters, developing, implementing, and monitoring ESG initiatives and policies. The Steering Committee includes subject matter experts from various parts of the Company, including legal, human resources, finance, and operations. The Steering Committee oversees three pillars – Environmental Protection, Social Impact, and Responsible Operations – which serve as the ESG focus areas for the Company. To bring sustained focus to these initiatives and manage them at the business functional level, we have a dedicated working committee for each of the three pillars, each of which meets regularly to address a wide variety of topics.
Azenta’s Strategic ESG Priorities
Our ESG framework currently includes three strategic pillars Environmental Protection, Social Impact, and Responsible Operations at Azenta. Each pillar is supported by a working committee and, together with the oversight of our Executive Leadership and Board, provide a framework for our Board and committees to effectively govern our ESG risks and create long-term value for our shareholders, employees, customers, and other stakeholders.

Under each pillar are several strategic priority areas that reflect our core principles and help guide how we operate. We are committed to upholding these principles, as embodied in our policies and corporate governance structures. With such a broad scope, our leaders are responsible for various priorities under each pillar, and teams are responsible for driving these key ESG initiatives, as described below.
Environmental Protection
•
Combating climate change is integral to Azenta’s business strategy, and we are committed to continuing to reduce our energy consumption and greenhouse gas (GHG) emissions in our operations as well as in the impact of our products and services. We believe renewable energy offers a significant opportunity to reduce our carbon footprint, and we have taken action at two of our largest operations in Indianapolis and Manchester, U.K. to source electricity from renewable sources.

•
As climate risk and resilience are of growing concern to our stakeholders, we rely on climate science to establish best practices for reducing emissions, aiming to mitigate the most severe consequences of climate change. As we progress along our ESG journey, we expect to take steps towards decarbonization to meet the requirements of our customers, employees, and the communities in which we operate. By fostering collaborations and forming partnerships with both suppliers and customers, we aim to collectively drive meaningful change towards a healthier planet.

AZENTA – 2023 Proxy Statement 11

CORPORATE GOVERNANCE
•
We pride ourselves on fostering an environment of innovation to challenge the status quo, and through our research and development (R&D) programs we are focused on the innovative design of green refrigeration, in order to minimize our impact to the environment.

Social Impact
•
Our Diversity Statement outlines our commitment to advance our impact through diversity. To ensure that our work benefits from a broad range of viewpoints and perspectives, we welcome and value diversity. Our growing global reach gives us the opportunity to bring to our business an even richer diversity of experiences and capabilities. We strive to maintain workplaces that are free from discrimination or harassment based on race, color, religion, gender, national origin or ancestry, age, disability, veteran status, military service, sexual orientation, genetic information, or gender identity.

•
We have worked to foster inclusivity and engagement at Azenta by forming two Employee Resource Groups (ERG), for employees focusing on Veterans and Women at Azenta. Our GOVETS group is a proud community of employee veterans and allies who support and encourage each other through shared experiences, veteran recruitment, career development, outward engagement, professional growth, and retention. Our Women’s EDGE group enables women to grow, connect, and belong at Azenta.

•
We value transparent communication and feedback from our colleagues at Azenta, which we track and quantify through our annual Employee Engagement Survey. Our engagement survey process is not only about understanding engagement but is also focused on action, with the survey designed to provide actionable insights to managers.

•
We continued to expand our organization by hiring talented individuals from around the world to meet the demands of our growing business, placing focus on diverse talent that reflects the communities in which we serve. We are committed to providing market competitive compensation programs to attract, retain and motivate a high-performing workforce critical to the long-term success of Azenta.

•	We provide our employees with workforce educational learning and development opportunities through our online learning platform.
•
We are focused on creating an environment where our employees feel supported through our inclusion and diversity initiatives, training and development programs, and equitable compensation practices to attract and retain high-quality talent.

•	We have developed a culture where achievement and merit are recognized and celebrated, both in team and individual circumstances.
•
We encourage our employees to donate their time and talents to the causes and organizations that matter most to them. We are committed to making a positive impact on society, particularly in the regions where we are located and serve customers. We are dedicated to giving back and collaborating with the communities in which we operate, focusing on programs that support STEM (science, technology, engineering, and mathematics) education.

Responsible Operations
•
Our success rests on maintaining high-quality and reliable products and services for our customers, providing a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research, and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally.

•	By conducting our business and relationships with integrity, we are committed to protecting our customers and providing them with the highest-quality products and solutions.
•
We have built a culture of safety that emphasizes safe operations, procedures, and behaviors, and have equipped our employees to recognize and execute their responsibilities for safety through regular training events.

•
Our customer-focused culture encourages employees to embrace innovation with novel thinking and collaborative work relationships. We are committed to maintaining close partnerships with our customers, working together with a personalized approach, leading to increased customer engagement.

•
We are committed to conducting our business in an ethical and responsible manner that respects human rights, and we work to identify and do business with partners who aspire to conduct their business in a similar manner. We manage our manufacturing and distribution operations with a focus on minimizing adverse impacts on the environment; creating a healthy and safe workplace; maintaining fair and reasonable labor practices, and ensuring the integrity of materials supplied to Azenta. We expect our suppliers to conduct their operations in a socially and environmentally responsible manner, and we work collaboratively with our suppliers to encourage this conduct.

•
We are committed to protecting the privacy of our customers and employees by ensuring Azenta utilizes industry standards and best practices to lead the security program and policies, while also providing awareness training for all employees on cybersecurity topics.

12 AZENTA – 2023 Proxy Statement

CORPORATE GOVERNANCE
•
To further integrate ESG throughout the organization, our Human Resources and Compensation Committee included ESG goals in our executive management’s performance goals as a part of our short-term Performance-Based Variable Compensation Plan.

•
Active shareholder engagement throughout the year is essential to maintaining good corporate governance. We have a formal system for stakeholder engagement for the purpose of engaging with and understanding the views of our key stakeholders on many topics, including important ESG topics. We value the views and insights of our stakeholders and believe that ongoing and proactive engagement makes Azenta stronger and better prepared for the future.

For more information on our ESG initiatives and to read our latest annual ESG Report, please visit the “Environmental, Social, and Governance” section of our website (at https://investors.azenta.com/esg).
AZENTA – 2023 Proxy Statement 13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 7, 2023 with respect to the beneficial ownership of our Common Stock by each current director, each director nominee that is not a current director, each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers-Summary Compensation Table” (referred to as the “named executive officers”), all current executive officers and current directors as a group, and each person known by us to be the beneficial owner of 5% or more of our Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named security holders.
Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Named Executive Officers and Current Directors and Director Nominees:
Stephen S. Schwartz	406,520	*
Lindon G. Robertson	115,938	*
David C. Gray	54,973	*
Jason W. Joseph	97,899	*
Robin Vacha	23,281	*
Frank E. Casal	5,789	*
Robyn C. Davis(3)	49,128	*
Joseph R. Martin	85,175	*
Erica J. McLaughlin	10,350	*
Tina S. Nova	3,604	*
Krishna G. Palepu	105,393	*
Dorothy E. Puhy	3,604	*
Michael Rosenblatt	10,577	*
Ellen M. Zane	41,134	*
Edward Bousa
Didier Hirsch
Martin Madaus
All current directors and current executive officers as a group (19 persons)(3)(4)	1,022,821	1.77%
Five Percent Owners:
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(5)	7,215,416	12.95%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355(6)	7,194,160	12.91%
Politan Capital Management LP, 106 East 56th Street, 10th Floor, New York, NY 10019(7)	4,578,003	8.22%
Kayne Anderson Rudnick Investment Management LLC, 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067(8)	4,437,157	7.96%
*	Less than one percent.
(1)
To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of December 7, 2023.

(2)	As of December 7, 2023 there were 55,718,412 shares of our Common Stock outstanding.
(3)	Includes 22,006 shares issued to Ms. Davis issued as restricted stock units that have been deferred until separation from her service as an Azenta director.
(4)	Includes 9,456 shares held in the aggregate by executive officers other than the named executive officers.
14 AZENTA – 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(5)
Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on January 6, 2023, as of December 31, 2022, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 6,506,563 shares and sole dispositive power over 6,739,712 shares.

(6)
Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on January 10,2023, as of December 30, 2022, The Vanguard Group, Inc. and certain of its subsidiaries had sole voting power of 0 shares, shared voting power over 26,444 shares, sole dispositive power over 7,094,652 shares, and shared dispositive power over 99,508 shares.

(7)
Includes shares held by Politan Capital Management LP (“Politan LP”); Politan Capital Management GP LLC (“Politan Management”); Politan Capital Partners GP LLC (“Politan GP”); and Quentin Koffey (together with Politan LP, Politan Management and Politan GP, “Politan”). Politan filed a Schedule 13D/A on November 15, 2023, reporting that it had shared voting and dispositive power with respect to 4,578,003 shares. Politan’s address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, Suite 2300, New York, New York 10022.

(8)
Based upon the most recent Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC with the SEC on February 14, 2023, as of December 31, 2022, Kayne Anderson Rudnick Investment Management LLC and certain of its subsidiaries had sole voting power over 2,171,752 shares, shared voting power over 1,849,918 shares, sole dispositive power over 2,587,239 shares, and shared dispositive power over 1,849,918 shares.

AZENTA – 2023 Proxy Statement 15

PROPOSAL NO. 1  ELECTION OF DIRECTORS
PROPOSAL NO. 1  ELECTION OF DIRECTORS
At the Annual Meeting, ten directors are to be elected to serve until the 2025 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election at the Annual Meeting are listed on the following pages with brief biographies. All of the nominees are currently Azenta directors, except for Edward Bousa, Didier Hirsch and Martin Madaus. Each of Mr. Martin, Professor Palepu, and Ms. Puhy is not standing for re-election at the Annual Meeting.
All of the nominees are willing to serve as directors but, if any of them should decline or be unable to serve or for good cause will not serve as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board of Directors, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board.
Director Qualifications
In its Corporate Governance Guidelines and in the charter of the Nominating and Governance Committee, the Board has set out both broadly and in specific terms, the qualifications sought when considering non-employee director candidates. At the highest level, as set out in the Board’s Corporate Governance Guidelines, these include a high degree of business experience, the consistent exercise of the highest ethical standards, and a continuing commitment to the best practices of corporate governance. The Board and the Nominating and Governance Committee also assess a candidate’s independence as defined under SEC and Nasdaq rules and other applicable standards. The emphasis throughout the process of identifying, nominating and evaluating candidates for the Board and members of the Board following their election is to produce a group of directors that function effectively as a leadership team. It is considered important not only to bring together directors with a variety of skills and experiences in diverse areas, but also to ensure that those directors function well together. Within this framework, the charter of the Nominating and Governance Committee includes specific criteria as essential in helping to ensure that the Board possesses the strength that is derived from having a variety of appropriate skills and experience. Those criteria are: proven leadership and management experience as a chief executive officer or chair of a public company or other large, complex organization; financial expertise; experience in technology, manufacturing or marketing; international background; diversity; expertise resulting from significant academic or research activities; and experience on one or more boards of significant public, private or non-profit organizations. It is the practice of the Nominating and Governance Committee and the Board in nominating and evaluating candidates for the Board to take into account the overall experience represented on the Board, all as part of the process of endeavoring to ensure that the Board functions at all times as an effective team. The Nominating and Governance Committee and the full Board review their effectiveness in balancing these considerations when assessing the composition of the Board.
Board Diversity and Refreshment
While our Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a diverse set of skills, experience and unique individual backgrounds represented among its members. If all of the nominees are elected, 40% of the Board will be women. We believe the continual refreshment of new Board members is an important element of our overall governance and if all of the nominees are elected at the Annual Meeting, six of our directors will have joined the Board since 2020. The Azenta Board is also composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies and/or organizations with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases, they have occupied chief executive officer and other leadership roles in internationally focused companies or institutions in the markets that Azenta serves or related markets.
An affirmative vote of a plurality of votes properly cast, virtually or by proxy, is required for the election of each of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Our Board of Directors Recommends a Vote “FOR” Each Nominee for Director
16 AZENTA – 2023 Proxy Statement

DIRECTOR NOMINEES
DIRECTOR NOMINEES
Information on Nominees
Following is certain information with respect to the ten nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Azenta.
Current Directors Standing for Re-election
Stephen S. Schwartz President and Chief Executive Officer
Age: 64
Director since August 2010
Committees
Current:
• Executive
• ESG
Experience

  •  Former President, Chief Executive Officer, Chairman and Director of Asyst Technologies, Inc.,
a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry (2002 – 2009)

  •  Served in various capacities with Applied Materials, Inc., including acting as General Manager for Applied Material’s High Temperature Films division, General Manager of the service business, and President of Consilium, Inc., an Applied
Materials software subsidiary (1987 – 2002)

Other Board Experience
U.S.-listed companies
• Director, Spire Inc., a publicly traded natural gas company (November 2018 – Present)
Other
• Served on The International Board of SEMI, a semiconductor industry trade organization (2003 – 2009 and 2012 – 2021)
Qualifications and Expertise Provided to Our Board
• Led the Company through successful transition from Brooks Automation into Azenta
• Oversaw transformation of Azenta into global market leader, quadrupling revenues and meaningfully outgrowing the life science market over the last 5 years
• Demonstrated expertise across many facets of life sciences business, while serving in both operational and executive leadership positions
• Proven M&A track record in acquiring and successfully integrating 10 acquisitions over the past decade, generating significant value for shareholders
• Serves as Azenta’s President and Chief Executive Officer, bringing to the Board insight and experience into the day-to-day business and operations
Education
• BSEE, MSEE and PhD in Electrical Engineering, Purdue University
• MBA, University of Chicago
AZENTA – 2023 Proxy Statement 17

DIRECTOR NOMINEES
Frank E. Casal
Age: 69
Independent Director since November 2021
Committees
Current:
• Audit (Chair)
• Finance
Expected upon election at Annual Meeting:
• Board Chair
• Audit
• Nominating and Goverance
Experience
• Spent over 40 years at KPMG LLP in various roles, most recently as Vice Chair, Audit, leading a team of more than 900 Audit partners and 8,000 Audit professionals, before retiring in June 2021
Other Board Experience
• Former member of KPMG’s Board of Directors
Qualifications and Expertise Provided to Our Board
• Best-in-class knowledge of financial reporting, M&A, accounting and audit, with credentials including supervisory responsibilities of large, global Fortune 500 companies
• Significant expertise in advising clients on transforming their businesses through mergers and acquisitions, financing transactions and other strategic priorities
• Proven leadership and management experience, leading division of almost 9,000 professionals
Education
• BS in Business Administration, Boston University
• Licensed CPA in Massachusetts
18 AZENTA – 2023 Proxy Statement

DIRECTOR NOMINEES
Robyn C. Davis
Age: 62
Independent Director since June 2013
Committees
Current:
• Finance (Chair)
• Human Resources and Compensation
Expected upon election at Annual Meeting:
• Board Vice-Chair
• Human Resources and Compensation (Chair)
• Finance
Experience
• Managing Director of AngelHealthcare Investors, LLC, an investment group focused on medical devices, life sciences and specialty pharmaceutical companies (2000 – Present)

  •  Served as an independent advisor on value-creation, growth strategy, cost reduction, and leadership development to global corporations, academic institutions and non-profit organizations (1996 – 2016)

• Director at Barents, LLC leading international multi-functional teams completing successful investments and M&A in global emerging markets across several industries (1992 – 1996)
• Strategy consultant at Bain & Company (1989 – 1991)
Other Board Experience
U.S.-listed companies
• Corporate Director of Psychemedics (PMD) (2021 – Present)
Other boards
• Director at Akston Biosciences, LLC (2014 – Present)
• Former Director at CRA Health (2015 – 2021)
Qualifications and Expertise Provided to Our Board
• Brings valuable investor prospective as well as strong financial acumen to ensure that Board remains focused on shareholder priorities and generating shareholder valuable

  •  More than three decades of independent C-suite consulting experience with corporate and non-governmental organizations helping to lead value-creation strategies in growth, cost reduction, and leadership and talent development

• Extensive leadership experience in managing the investment process and diverse portfolio of early-stage investments in medical devices, life sciences, pharmaceuticals, and professional services
• Deep operational experience, particularly as companies scale and grow, as well as human capital managing and other governance matters

  •  Relevant M&A experience through several successful exits of AngelHealthcare portfolio companies to public companies and recently served on the Board of Directors for CRA Health during its acquisition by Volpara

• Highlighted as a 2019 Most Influential Corporate Board Director (2019). WomenInc
Education
• BA in International Relations, Tufts University
• MBA in International Business, Harvard University
• Executive Master Professional Director Certification from the American College of Corporate Directors
AZENTA – 2023 Proxy Statement 19

DIRECTOR NOMINEES
Erica J. McLaughlin
Age: 47
Independent Director since April 2020
Committees
Current:
• ESG (Chair)
• Audit
Expected upon election at Annual Meeting:
• Nominating and Governance (Chair)
• Audit
Experience
• Executive Vice President, Chief Financial Officer and Head of Corporate Strategy, Cabot Corporation (2022 – Present)
• Senior Vice President and Chief Financial Officer, Cabot Corporation (2018 – 2022)
• Former Vice President, Business Operations, Reinforcement Materials and General Manager, Tire Business, Cabot Corporation (2016 – 2018)
• Former Vice President, Investor Relations and Corporate Communications, Cabot Corporation (2011 – 2016)
• Former Director of Strategy, Planning and Finance, Cabot Corporation (2010 – 2011)
• Former Finance Director Core Segment, Cabot Corporation (2005 – 2010)
• Former Senior Accountant and Manager of External Reporting, Cabot Corporation (2002 – 2004)
• Former Supervising Senior Account, KPMG LLP (1998 – 2002)
Other Board Experience
• FM Global, New York Advisory Board (2020 – Present)
• Cabot Boston Credit Union; Chair of Audit Committee and Treasurer (2013 – 2016)
Qualifications and Expertise Provided to Our Board
• Extensive international business experience and expertise in financial areas and strategy, including mergers and divestitures
• Proven general management experience and leadership of global organizations
• Results-driven CFO with experience leading the financial and strategic activities of Cabot
• Strong accounting and audit background
• Inaugural chairperson of Cabot’s Diversity and Inclusion Steering committee
• Co-Chair, Governance pillar of Cabot Corporation ESG executive management structure
Education
• BS in Accounting, Boston College
• MBA, Boston College
20 AZENTA – 2023 Proxy Statement

DIRECTOR NOMINEES
Tina S. Nova
Age: 70
Independent Director since January 2023
Committees
Current:
• Audit
Expected upon election at Annual Meeting:
• Finance (Chair)
• ESG
Experience

  •  President of Veracyte’s CLIA U.S. Business, leading all aspects – product commercialization, including market development, product marketing, reimbursement, sales and lab operations – of the company’s broad menu of diagnostic tests that are performed in its laboratories, serving physicians and their patients in the United States

• Served as Veracyte’s General Manager of Thyroid and Urologic Cancers
• President and Chief Executive Officer of Decipher Biosciences, Inc. (2018-2021); company was acquired by Veracyte, Inc. in 2021
• Served as President and Chief Executive Officer of Molecular Stethoscope, Inc., a molecular diagnostics company (2015 – 2018)
• Served as Senior Vice President and General Manager of Illumina’s oncology business unit (2014 – 2015)
• Co-founder, President and Chief Executive Officer of Genoptix Medical Laboratory, Inc.; IPO completed in 2008; company acquired by Novartis Pharmaceuticals Corporation in 2011
• Held senior positions with Nanogen, Inc., Ligand Pharmaceuticals, Inc. and Hybritech, Inc.
Other Board Experience
U.S.-listed Companies
• Director, Exagen, Inc. (2019 – Present)
• Former Director, Veracyte, Inc., (2016-2020)
• Former Director (and Board Chair) Arena Pharmaceuticals, Inc. (2010-2022)
Other
• Former Director, Decipher, Inc. (2018-2021)
Qualifications and Expertise Provided to Our Board
• Life science industry veteran with deep experience in building and leading novel genomics-based businesses from conception through IPO, including public company CEO experience
• Extensive experience in commercial operations, sales and marketing, managed care and technical support

  •  Significant M&A experience having overseen the sale of several companies while serving as a member of a board or executive, including Decipher Biosciences to Veracyte for $600 million, Genoptix to Novartis AG for $470 million and
Arena Pharmaceuticals to Pfizer for $6.7 billion

Education
• BS in Biological Sciences, The University of California, Irvine
• PhD in Biochemistry, The University of California, Riverside
• Postdoctoral Research, New York University Medical Center, Departments of Dermatology and Opthalmology
AZENTA – 2023 Proxy Statement 21

DIRECTOR NOMINEES
Michael Rosenblatt, MD
Age: 76
Independent Director since September 2018
Committees
Current:
• ESG
• Human Resources and Compensation
Expected upon election at Annual Meeting:
• ESG (Chair)
• Human Resources and Compensation
Experience
• Senior Partner, now Senior Advisor, of Flagship Pioneering, a Cambridge, Massachusetts-based firm that originates new biotech companies (2021 – Present)
• Former Chief Medical Officer of Flagship Pioneering (2016 – 2022)

  •  Contributed to Moderna’s coronavirus vaccine efforts as a member of Moderna’s Development Committee, Vaccine
Acceleration Committee, chairman of the Vaccine Ethics and Access Committee and as a special consultant to the CMO

• Former Executive Vice President and Chief Medical Officer of Merck & Co., Inc. (1984 – 2016)
• Advisory Partner, Ascenta Capital, a life sciences venture firm
• Senior Advisor, Bain Capital Life Sciences

  •  Prior to that, held various academic positions, including as Dean of Tufts University School of Medicine and the Robert Ebert Professor of Molecular Medicine and the George R. Minot Professor at Harvard Medical School, and Director of
the Harvard—MIT Division of Health Sciences and Technology

• Former President, Beth Israel Deaconess Medical Center—a Harvard teaching hospital
Other Board Experience
U.S.-listed companies
• Director of Rubius Therapeutics, a publicly traded company using advanced cellular approaches that harness properties of red blood cells to generate novel therapies (2015 – Present)
Other
• Director of the following privately-owned companies: Cobalt Biomedicine, Cygnal Therapeutics, Ohana Biosciences, Sonata Therapeutics, Perspectum Ltd., PYC Therapeutics and Ferring’s USA subsidiary
• Member of the Harvard Medical School Board of Fellows, and the research advisory committees of Massachusetts General, Brigham and Women’s, and Boston Children’s hospitals
• Former member of the Board of Scientific Counselors of the National Institute of Diabetes and Digestive and Kidney Diseases of the NIH
Qualifications and Expertise Provided to Our Board
• Leadership and executive experience in the biotechnology industry, including as the chief medical officer of a major pharmaceutical company and at a substantial life sciences venture firm
• Deep Board-level and management team experience as a founding scientist, scientific advisory Board member, or Director of more than a dozen biopharmaceutical companies
• Academic leadership experience as a dean and professor at prestigious medical schools, and extensive expertise in drug discovery and medical research

  •  Widely known as a leader in the biotechnology industry, having received the Fuller Albright Award for his work on parathyroid hormone, the Vincent du Vigneaud Award in peptide chemistry and biology and the Chairman’s Award from Merck

Education
• BA, Columbia University
• MD, Harvard Medical School
22 AZENTA – 2023 Proxy Statement

DIRECTOR NOMINEES
Ellen M. Zane
Age: 72
Independent Director since May 2012
Committees
Current:
• Human Resources and Compensation (Chair)
• Executive
• Nominating and Governance
Expected upon election at Annual Meeting:
• Human Resources and Compensation
• Nominating and Governance
Experience
• Served as the first woman President & Chief Executive Officer of Tufts Medical Center and Tufts Children’s Hospital (formerly the Floating Hospital for Children) (2004 – 2011)

  •  Holds two faculty appointments at Tufts University School of Medicine including: Assistant Professor in the Department of Medicine, Division of Clinical Care Research and Assistant Professor of Public Health & Community Medicine

• Adjunct Assistant Professor of Health Policy and Management at the Harvard T.H. Chan School of Public Health
• Distinguished Global Leader in Residence at High Point University in North Carolina
• Previously held the position of Network President for Mass General Brigham (formerly Partners HealthCare System, Inc.) in Boston (1994 – 2004)
• Prior to that, was the Chief Executive Officer at Quincy Hospital in Massachusetts (Managed by HCA Management Company)
Other Board Experience
U.S.-listed companies
• Director of Boston Scientific Corporation, a publicly traded worldwide medical devices provider (2016 – Present)
• Chair of Haemonetics Corporation, a publicly traded worldwide medical devices provider (2018 – Present)
• Director of Synchrony Financial, a publicly traded consumer financial services company (April 2016 – Present)
Other
• Director of AgNovos Healthcare, LLC in New York, NY
• Director of Savista (formerly nThrive) in Alpharetta, GA
• Director of the Fiduciary Trust Company in Boston
• Director of the National Association of Corporate Directors, New England Chapter
• Director, Hebrew Senior Life, Dedham, MA
• Chair of the Board of GW Medical Faculty Associates Board, Washington, D.C.
• Former Director of Parexel International, Press Ganey, Lincare Holdings, Inc., and Variagenics, Inc.
Qualifications and Expertise Provided to Our Board
• Executive experience in the healthcare industry, including as the chief executive officer of a large academic medical center

  •  Led the turnaround of Tufts Medical Center and Tufts Children’s Hospital in Boston and returned the organization to financial stability and strengthened its academic relationship with Tufts University School of Medicine and community physician networks to deliver high-quality, cost-efficient and patient-centered care

  •  Strong record of driving growth having led the development of the largest in physician networks in the U.S. while serving as Network President of Mass General Brigham (formerly Partners HealthCare System, Inc.)

• NACD Directorship Top 100 (2021), National Association of Corporate Directors
• Highlighted as a 2019 Most Influential Corporate Board Director (2019). WomenInc
Education
• BA, The George Washington University
• Master of Arts, The Catholic University of America
• Holds honorary doctorate degrees from Bentley University, Stonehill College, Curry College and the University of Massachusetts - Dartmouth
AZENTA – 2023 Proxy Statement 23

DIRECTOR NOMINEES
Edward P. Bousa Independent Director
Age: 65
Nominee at Azenta’s 2024 Annual General Meeting
Committees
Expected upon election at Annual Meeting:
• Audit
• ESG

Experience Former Partner and Team Lead of Quality Value Investment Strategies at Wellington Management Company LLP, a leading independent investment manager overseeing over $1.4 trillion in assets under management (2000 – 2020)

  •  Served in various capacities at other blue-chip investment managers, including as VP and Portfolio Manager of
Putnam Investments (1992 – 2000) and Portfolio Manager and Equity Research Analyst at Fidelity (1984 – 2002)

• Former Commodity Merchant at Louis Dreyfus Corp. (1980 – 1982)
Other Board Experience
U.S.-listed companies
• Director, Omnicell, Inc., a leading provider of an integrated suite of clinical infrastructure and workflow automation solutions for healthcare facilities (2021 – Present)
Qualifications and Expertise Provided to Our Board
• Over 37 years of experience in the investment business, with a top decile long-term record in identifying successful companies
• Led the Quality Value team at Wellington as the team’s equity assets under management grew from $26 billion in 2002 to over $90 billion prior to his retirement
• Deep experience in the healthcare industry providing an investor-focused approach to the healthcare delivery market
• Possesses significant experience in fundamental valuation and corporate management analysis, having executed over 7,000+ in-depth assessments of company management teams
• Current member of Audit and M&A committees at Omnicell
• Proven advocate of ESG initiatives, having led broad firm participation in ESG engagements at Wellington
Education
• MBA, Harvard University
• BA, Economics, Williams College
24 AZENTA – 2023 Proxy Statement

DIRECTOR NOMINEES
Didier Hirsch Independent Director
Age: 72
Nominee at Azenta’s 2024 Annual General Meeting
Committees
Expected upon election at Annual Meeting:
• Audit (Chair)
• Finance
Experience
• Former Executive, Senior Vice President and Chief Financial Officer of Agilent Technologies, Inc., a global leader in life science, diagnostic and applied technical markets (2010 – 2018)

  •  Served in other various roles at Agilent Technologies, Inc., including Vice President Corporate Controllership and Tax (2006-2010), Corporate Controllership (2003-2006), and Treasury and Investor Relations (1999-2003)Former Vice
President Corporate Controllership and Tax

  •  Served in various capacities at Hewlett-Packard Company prior to its spinoff of Agilent Technologies, including as
Director of Finance and Administration for France, Asia Pacific and EMEA (1989-1999)

• Held senior finance and administrative roles at Valeo S.A., Gemplus Inernational S.A., SSG Thomson Microelectronics, I.B.H. Holdings S.A., Benedix Coporation and Ford Motor Company
Other Board Experience
U.S.-listed companies
• Director, Knowles Corporation, a global supplier of advanced micro-acoustic solutions and specialty components (2014 – Present)
• Director, Sophia Genetics S.A., a cloud-based software-as-a-service platform enabling healthcare institutions to derive data driven insights (2021 – Present)
• Director, Logitech International S.A., a leading global hardware and software solutions provider for businesses and individuals (2012 - 2021)
• Director, International Rectifier Corporation, a power management technology company that developed key computing components (2012 – 2015)
Qualifications and Expertise Provided to Our Board
• Experienced Chief Financial Officer of a public company with a track record of successfully running large, complex and multi-national finance functions
• Significant financial and risk management expertise, having served on the Board of four other public companies (including as Chair of the Audit Committee)
• Possesses substantial international experience and regulatory knowledge from previous work in the technology and semiconductor sector across geographies
Education
• MS, Industrial Administration, Purdue University
• MS, Computer Science, Toulouse, France
AZENTA – 2023 Proxy Statement 25

DIRECTOR NOMINEES
Martin Madaus Independent Director
Age: 64
Nominee at Azenta’s 2024 Annual General Meeting
Committees
Expected upon election at Annual Meeting:
• Human Resources and Compensation
• Nominating and Governance
Experience

  •  Operating Executive at The Carlyle Group, a global investment firm with $382 billion in assets under management
(2019 – Present). Played an integral role in the firm’s buyout of Ortho Diagnostics, Inc. from Johnson and Johnson

• Former Chairman and CEO of Ortho Diagnostics, Inc., a vitro diagnostics company that develops products and diagnostic equipment for blood testing (2014 – 2019)
• Former Operating Executive, The Carlyle Group (2010 – 2014)
• Former Chairman and CEO of Quanterix Corporation (2010 – 2012)
• Former Chairman, President and CEO of Millipore Corporation (2005 – 2010)
• Various senior roles at Roche Holdings AG and Boehringer Mannheim Pharmaceuticals Corp. (acquired by Roche Holdings in 1989), including President and CEO, Roche Diagnostics, North America
Other Board Experience
U.S.-listed companies
• Director, Repligen Corporation, a bioprocessing manufacturer focused on the development of advanced tools for the production of biopharmaceuticals (2023 – Present)
• Director, Standard BioTools, Inc., a life sciences tools manufacturer focused on genomic and proteomic analysis (2022 – Present)
• Director, Quanterix Corporation, a life sciences manufacturer enabling advances in proteomic research and development with ultra-sensitive immunoassay diagnostics (2010 – Present)
• Previous Director roles at public companies include Covidien Ltd (2011 – 2014), Mettler-Toledo International Inc. (2009 – 2015) and Millipore Corporation (2005 – 2010)
Other
• Director of the following privately-owned companies: Emulate, Inc., Unchained Labs and Syntis Bio
Qualifications and Expertise Provided to Our Board
• Experienced public company CEO who has spent his career in diagnostics and life science tools, both as an executive and as a board member, with public and privately held companies
• Proven track record of creating shareholder value in public and private life science companies

  •  Led Millipore Corporation’s transformational strategy, doubled the company’s size and profitability and tripled cash flow in five years. In 2010, Dr. Madaus led the sale of the company to Merck KGaA for $7.2 billion

• Led $4.2 billion leveraged buy-out of Ortho Clinical Diagnostics
• Significant expertise in clinical diagnostics, bioprocessing and life science tools industry, with notable experience in strategy, mergers and acquisitions and commercial transformations
Education
• PhD, Veterinary Medicine, Tieraerztliche Hochschule Hannover
• DVM, Veterinary Medicine, Ludwig-Maximilians Universität München
26 AZENTA – 2023 Proxy Statement

COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS
The following table sets forth the total compensation paid or accrued during the fiscal year ended September 30, 2023 to each of our non-employee directors.
Director Compensation Table
Fiscal Year 2023
Name	Fees Earned or Paid in cash	Stock Awards(1)	Total
Joseph R. Martin	$170,000	$237,534	$407,534
Ellen M. Zane	$127,500	$162,504	$290,004
Krishna G. Palepu	$123,750	$162,504	$286,254
Robyn C. Davis	$116,250(2)	$162,504	$278,754
Frank E. Casal	$112,500	$162,504	$275,004
Erica J. McLaughlin	$111,250	$162,504	$271,254
Michael Rosenblatt	$97,500	$162,504	$260,004
Tina Nova	$45,000	$162,504	$207,504
Dorothy Puhy	$45,000	$162,504	$207,504
Dr. Schwartz is not included here, having only received compensation as an employee during fiscal 2023. His compensation is discussed below under “Executive Officers - Summary Compensation Table”.
(1)
The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. There were no outstanding unvested stock awards as of September 30, 2023.

(2)	Ms. Davis elected to defer 100% of her cash compensation for calendar year 2023.
Compensation Policy
The following annual cash compensation is paid to our non-employee directors on a quarterly basis (pro-rated for the portion of any fiscal year in which the non-employee director provides service):
•	$80,000 Board retainer to each non-employee director;
•	$7,500 Committee retainer for each of the ESG Committee, Executive Committee, Finance Committee or Nominating and Governance Committee that such director serves on;
•	$10,000 Committee retainer for each of Audit Committee or Human Resources and Compensation Committee that such director serves on;
•	an additional $50,000 retainer to the non-executive chair of the Board;
•	an additional $15,000 retainer to each of the chair of the ESG Committee, Nominating and Governance Committee, Finance Committee, and Executive Committee;
•	an additional $20,000 retainer to the chair of the Human Resources and Compensation Committee and to the chair of the Audit Committee; and
•
an annual award of vested shares of our Common Stock having a market value of $162,500 ($237,500 for the non-executive chair of the Board) based on the closing price on the third business day following the release of earnings for the first fiscal quarter ending December 31, which occurs each year following our annual meeting of shareholders.

In addition, on the date of appointment, each newly elected non-employee director will receive an award of vested shares of our Common Stock having a market value of $162,500 based on the closing price on the date of grant, prorated for the number of days out of 365 remaining until the next annual equity award to non-employee directors.
The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director to own over time shares of our Common Stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our Common Stock. The Nominating and Governance
AZENTA – 2023 Proxy Statement 27

COMPENSATION OF DIRECTORS
Committee intends to monitor the policy over the coming years. As of November 30, 2023, each of the non-employee directors, except Ms. Puhy and Dr. Nova, who each joined the Board in January 2023, has exceeded the target ownership amount. The Board may at any time revoke or modify these guidelines.
The Nominating and Governance Committee and the full Board review director compensation periodically in light of business and market conditions and such other factors as they deem appropriate.
Deferred Compensation Plan
Non-employee directors may elect to defer receipt of their stock compensation in exchange for a credit, in restricted stock units, to a deferred RSU account. Non-employee directors may also elect to defer all or a portion of their cash compensation pursuant to the Company’s Deferred Compensation Plan. Ms. Davis elected to defer cash compensation in 2023. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of the shares. Directors who make a deferral election will have no rights as stockholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director’s deferred RSU account will be converted into additional RSUs based on the closing price of the Company’s stock on each dividend record date. Payment of RSUs credited to the deferred RSU account will be made in a lump sum in an equal number of shares of fully vested Common Stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service. The table below sets forth the total number of deferred stock awards held by each non-employee director as of September 30, 2023.
Name	Number of Deferred Restricted Stock Units
Robyn C. Davis	22,006
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.
The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless the director is adjudged not to have acted in good faith and in a manner the director reasonably believed to be in the best interests of Azenta.
28 AZENTA – 2023 Proxy Statement

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Biographical Information
The names of our current executive officers and certain biographical information furnished by each of them as of November 30, 2023 are set forth below. Each executive officer serves until his or her resignation or termination.
Name	Age	Position with the Company
Dr. Stephen S. Schwartz	64	President and Chief Executive Officer
Herman Cueto	49	Executive Vice President and Chief Financial Officer
David Wang	53	Senior Vice President, General Manager, Sample Management Solutions
Olga Pirogova	49	Senior Vice President and Chief Human Resources Officer
David C. Gray	58	Senior Vice President, Chief Strategy and New Business Officer
Jason W. Joseph	53	Senior Vice President, General Counsel and Secretary
Violetta Hughes	51	Vice President, Chief Accounting Officer and Principal Accounting Officer
Robin Vacha	48	Senior Vice President, Global Operations
Ginger Zhou	47	Senior Vice President and General Manager, Multi-Omics
Dr. Schwartz joined Azenta in April 2010 as President and continued to serve as such until August 2013. He was re-appointed President in May 2016. In 2010, he became Chief Executive Officer and continues to serve in that role. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as chief executive officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as senior vice president, Product Groups and Operations and was elected chairman of Asyst in January 2003. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Material’s service business and president of Consilium, Inc., an Applied Materials software subsidiary. Since November 2018, Dr. Schwartz has served on the board of directors of Spire Inc., a publicly traded natural gas company. Dr. Schwartz received his BSEE, MSEE, and Ph.D. in electrical engineering from Purdue University. He also holds an MBA from the University of Chicago.
Mr. Herman Cueto joined Azenta in October 2023 as Executive Vice President and Chief Financial Officer. Mr. Cueto is responsible for leading and managing Azenta's global financial strategy including establishing long range financial planning and policies while maintaining positive relationships with our shareholders and the financial community.
Prior to joining Azenta, Mr. Cueto served in senior financial management roles with Becton, Dickinson and Company (“BD”), most recently as Senior Vice President of Finance. He joined BD in 2017 through its acquisition of CR Bard, where Mr. Cueto worked since 2003 in various financial management roles.
Mr. Cueto earned a B.S. degree from Fairleigh Dickinson University and an MBA degree from Seton Hall University.
Mr. David Wang joined Azenta in December 2022 and is currently the Senior Vice President and General Manger of Sample Management Solutions (SMS). SMS combines Azenta’s legacy Sample & Repository Solutions (SRS) business with the Products business unit inclusive of Ultracold Store Systems as well as Consumables and Instruments. Prior, Mr. Wang was the General Manager of the Sample & Repository Solutions (SRS) business.
Prior to joining the Company, Mr. Wang held positions with increasing responsibility at the University of Chicago, McKinsey & Company, Johnson & Johnson, Covidien/Medtronic, and PerkinElmer. Most recently, he worked as an industry advisor to leading growth/private equity funds and multinationals.
Mr. Wang received his Bachelors in Biological Sciences and MBA in Finance/Entrepreneurship at the University of Chicago and his Masters in Bioinformatics at Harvard University.
Ms. Olga Pirogova joined Azenta in August 2023 as Senior Vice President and Chief Human Resources Officer (CHRO). Ms. Pirogova is responsible for developing and executing Azenta’s human resources strategy in support of the overall business plan and strategic direction of the company.
Prior to Azenta, Ms. Pirogova served as CHRO at Speedcast, a global satellite communications service provider. Ms. Pirogova also spent 12 years with BD (Becton, Dickinson & Company), a leading global medical technology company, where she worked in various Human Resources leadership roles across Latin America, Europe, and the United States. She previously worked at British Petroleum and Phillip Morris International, where she held roles in a wide range of HR disciplines.
Ms. Pirogova received her master’s degree in human development from Ibero-American University in Mexico City and completed her undergraduate degree at Minsk State Linguistic University in Belarus.
AZENTA – 2023 Proxy Statement 29

EXECUTIVE OFFICERS
Dr. David C. Gray joined Azenta Life Sciences in July 2014 as Senior Vice President and Chief Strategy and New Business Officer after having consulted with the Company since November 2013. He leads our next generation product and business initiatives and is also responsible for corporate-level initiatives to guide our strategic moves. Prior to joining the Company, Dr. Gray held the position of Chief Strategy and New Business Officer at GT Advanced Technologies, Inc., where he held various executive management roles and was responsible for global strategy development and execution as well as internal product development. He spent several years as an M&A and strategic advisor to various companies in the technology and life science industries.
Dr. Gray has a Bachelors degree in Chemical Engineering from Carnegie Mellon University, Masters and PhD degrees in Chemical Engineering from MIT, and an MBA degree from Stanford University.
Mr. Jason W. Joseph joined Azenta Life Sciences in March 2011 and was appointed as Senior Vice President, General Counsel & Secretary in November 2017. Mr. Joseph is responsible for the Company's legal affairs, including corporate governance, intellectual property, securities, commercial contracts, litigation, compliance and regulatory activities. He also serves as Secretary of the Corporation and to the Board of Directors.
Prior to joining the Company, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica Corporation, a leading provider of enterprise marketing management software and services, which was acquired by IBM in October 2010, and as General Counsel and Secretary of MapInfo Corporation, a global provider of location intelligence solutions, which was acquired by Pitney Bowes in April 2007. Mr. Joseph also practiced law at Wilmer Cutler Pickering Hale and Dorr LLP (formerly Hale and Dorr LLP) in Boston, MA.
Mr. Joseph holds a Juris Doctor degree from Northwestern University School of Law and a Bachelor of Arts degree from Loyola University Chicago.
Ms. Violetta Hughes joined Azenta in January 2023 and was appointed Vice President, Chief Accounting Officer in August 2023 and is responsible for oversight for all areas of financial accounting, reporting, and controls. Prior to joining the Company, Ms. Hughes served as Senior Vice President and Chief Accounting Officer at Akebia Therapeutics, a biopharmaceutical company focused on addressing kidney disease, from December 2020 to December 2022 and prior to that served as the Senior Vice President and Corporate Controller of AMAG Pharmaceuticals, a pharmaceutical company acquired by the Covis Group in 2020, from December 2016 to December 2020. Ms. Hughes holds a Bachelor of Science Degree in Accounting from the University of Massachusetts.
Mr. Robin Vacha joined Azenta in 2014 and was appointed Senior Vice President, Global Operations in March 2022. In this role, Mr. Vacha has primary responsibility for Azenta’s global factory, repository, laboratory, and supply chain operations. Prior to his current role, Mr. Vacha served as GM of the Azenta Life Sciences Products business unit as well as several other senior leadership positions at Azenta.
Mr. Vacha is focused on creating differentiated operational capabilities that drive customer value. For most of his career his focus has been on creating new robotic and automated solutions for factory and laboratory work flows. He has extensive experience in the management of cold chain logistics that support compound management, biologics, and cell and gene therapy research and delivery. Mr. Vacha has a MBA from the MIT Sloan School of Management, a Master of Mechanical Engineering from MIT, and a BSME from Kettering University.
Dr. Ginger Zhou joined Azenta in November 2018 and was appointed as Senior Vice President and General Manager of the Genomic Services (now Multiomics) business in November 2022. She holds primary responsibility for leading global Genomics business growth, operations, and development of related products and solutions.
Dr. Zhou received her Ph.D. in Molecular Biology and Biochemistry from The State University of New York through a joint research program with Yale University. She holds a B.S. in Biochemical Engineering from Tianjin University, China.
30 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our executive compensation program is built on a foundation of pay for performance, which we continually evolve to maintain the appropriate alignment. We believe our stockholders have benefited from the successful execution of our business strategy and continue to express support for our pay programs that we believe provide appropriate incentives and recognition for our executives to perform. Our “say-on-pay” proposal again received over 99% approval at our 2023 Annual Meeting of Stockholders.
Our current design and structure of the executive compensation program have been consistent for several years. Each year, our Human Resources and Compensation Committee, or HRC Committee, undertakes a comprehensive review of the design and metrics of our incentive plans to ensure alignment with our business strategy. The results of this review, discussed further below, support our belief that our incentive plans are strongly aligned with our business strategy. In this Compensation Discussion and Analysis, we describe the material elements of our fiscal 2023 compensation for the following named executive officers:
Name	Role
Stephen S. Schwartz	President and Chief Executive Officer
Lindon G. Robertson(1)	Former Executive Vice President and Chief Financial Officer
Jason W. Joseph	Senior Vice President, General Counsel & Corporate Secretary
Robin Vacha	Senior Vice President, Global Operations
David C. Gray(2)	Senior Vice President, Chief Strategy and New Business Officer
(1)
Mr. Herman Cueto replaced Mr. Robertson as Chief Financial Officer on October 16, 2023, following Mr. Robertson’s planned retirement from the position. Mr. Robertson remains employed with the Company as an advisor to the CEO.

(2)	Dr. Gray and the Company mutually agreed that Dr. Gray’s employment with the Company would cease on December 31, 2023.
Shareholder Outreach and Engagement
In 2023, we continued our practice of inviting many of our larger stockholders to discuss our pay programs and practices, our Environmental, Social and Governance (ESG) program, and other governance topics. Stockholders representing approximately 22.6% of Azenta’s outstanding shares accepted invitations for discussions with members of our Board and executive management. The calls were focused on strategy, governance, and compensation topics. The stockholders we spoke with were complimentary of our executive compensation program and offered constructive feedback on certain specific pay elements and design. As in prior years, many of the stockholders we contacted indicated that no discussion or meeting was necessary. We do not expect any substantive changes to our executive compensation program to be recommended as a result of feedback from stockholders.
We intend to maintain an ongoing dialogue with our stockholders to ensure that our executive compensation program and ESG initiatives continue to take their views into consideration. To facilitate this process, we have established a link for stockholders to provide feedback on the investor section of our website. Please visit https://Azenta.investorroom.com/stockholder-feedback.
Fiscal 2023 Company Performance and Financial Highlight
Azenta is a leading global provider of life science sample exploration and management solutions for the life sciences market. We support our customers from research to clinical development with our sample management, automated storage, and genomic services expertise to help bring impactful therapies to market faster. We understand the importance of sample integrity and offer a broad portfolio of products and services spanning across the life cycle of samples from procurement and sourcing, automated storage platforms, genomic services and a broad range of consumables, software, and services. We believe that our business strategy continues to prove its value, resiliency, and sustainability and we remain committed to our internal and acquisition-related investments to further our growth.
Fiscal 2023 was Azenta’s first full year as a standalone life sciences company. Our financial performance resulted in markedly different outcomes between the first and second halves of the fiscal year. Facing a challenging macroeconomic environment, we performed below expectations over the first six months of the fiscal year but quickly pivoted to a more efficient and streamlined business structure to produce strong results over the third and fourth quarters of fiscal 2023. Collectively, we have re-invigorated revenue growth and believe we have positioned the Company for accelerated profitability.
Much of our second half strong rebound is a result of the meaningful steps we took to return to growth. We believe that the actions we took and continue to implement are having a positive impact on our business. These actions include:
•	Restructuring our go-to-market approach to align sales with customer decision makers and purchasing patterns. We recruited additional talent to our sales teams, and they produced strong results.
•
Alignment of a new reporting structure that began with the start of the fiscal 2024 on October 1, 2023, which is designed to significantly improve our operating efficiency while positioning our offerings to be more responsive to customer needs.

AZENTA – 2023 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS
•	Two separate and distinct tranches of meaningful cost reductions since the start of the calendar year 2023 to improve our operating leverage while sustaining operations capability to meet our demand.
The combination of a return to growth and our cost reductions allowed us to demonstrate positive free cash flow over the final two quarters for the first time as a stand-alone life sciences company. We are proud of this accomplishment and recognize it as an important milestone in our continued evolution.
Revenue for fiscal 2023 was up approximately 20% as compared to fiscal 2022 largely driven by the addition of B Medical Systems S.á r.l. (“B Medical”). Both our Life Sciences Services and our Life Sciences Products segments were essentially flat from a revenue perspective but we believe these segments are well positioned for growth due to continued investments throughout fiscal 2023 and the operating expense actions that we have implemented.
From a capital deployment perspective, during fiscal 2023, we used over $380 million of cash from our balance sheet to make two valuable additions to our portfolio with the acquisitions of B Medical and Ziath Ltd. (“Ziath”). As of September 30, 2023, we repurchased $894 million in shares under our existing $1.5 billion share repurchase authorization. In addition, we have committed, in fiscal 2024, to repurchase an additional $500 million in shares utilizing the full capacity of the $1.5 billion share repurchase authorization. After consideration of the share repurchases and acquisitions, we believe we have ample liquidity, including $500 million of cash available to be prudently allocated to enhance shareholder value, including continued strategic investment in our unique end-to-end sample management portfolio.
During fiscal 2023 as the impact of the pandemic continued to wane, many of our employees chose to utilize our hybrid work policy that was formally introduced mid-year. A majority of our global workforce continues to work on-site full time at our manufacturing and lab sites. While we encourage our employees to work on-site, we believe our business can accommodate our hybrid policy that requires a minimum of three days per week in the designated work site.
Fiscal 2023 key performance metrics include:
•	Revenue reached $665 million, an increase of 20% compared to fiscal 2022. Organic revenue growth, adjusted for the impact of foreign exchange rates and acquisitions was (1%) compared to fiscal 2022.
•	Life Sciences Services revenue grew 1%, year-over-year to $360 million.
•	Life Sciences Products revenue, excluding B Medical, was $192 million, down 4%, year-over-year.
•	B Medical revenue was $113 million in its first full year under Azenta ownership.
•	Non-GAAP diluted earnings per share, or EPS, was $0.31, a 39% decrease compared to $0.51 in fiscal 2022.
An explanation of the adjustments to our GAAP financial measures used in this proxy statement and a reconciliation of the non-GAAP, financial measures used in this proxy statement to the comparable GAAP financial measures are included in Appendix A to this proxy statement.
32 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our long-term financial model forms the basis for our annual performance targets. The chart below depicts the steady growth of the Company and corresponding incentive value of our CEO pay components, over the last four years.

AZENTA – 2023 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS
Pay for Performance Alignment
We have focused on the alignment of the pay of our executive leadership team with our performance as measured by certain core business metrics. These metrics, which are incorporated into our incentive compensation plans, are chosen to coordinate with our financial and strategic objectives and to appropriately balance our short- and long-term goals. Our performance goals are designed to incentivize building a business with resilience and growth capability with an eye to long-term sustainable growth. We believe the goals are aggressive but achievable.
The chart below shows the strong alignment between our business strategy and our cash (or Performance-Based Variable Compensation Plan, sometimes referred to as our PBVC) and equity (or Long-Term Incentive Plan, sometimes referred to as our LTIP) incentive plans for fiscal 2022 and 2023.

Our pay programs are aligned with our business strategy

Business Strategy To build a business model with resilience and growth capability	Results FY 2023	Organic Financial Goals	Compensation Design Our incentive plans are based on financial goals that support our long-term business model
Extend Leadership in Core Markets	$665M	Total Revenue	FY 2023 PBVC (annual cash incentive)
Employ value creation methodology for rapid growth	$0.31	Adjust EPS	FY 2023 PBVC (annual cash incentive)
Drive Margin Expansion	$96.3M $31.7M	Adjusted Operating Profit Adjusted EBITDA	LTIP FY 2021 – 2023 LTIP FY 2022 - 2024 LTIP FY 2023 - 2025
Utilize Balanced and Disciplined Capital Deployment	($23M) (-2.0%)	Adjusted Free Cash Flow Adjusted ROIC	LTIP FY 2021 - 2023 LTIP FY 2022 - 2024 LTIP FY 2023 - 2025

*	Adjusted to exclude the impact of acquisitions during the fiscal year (i.e., Ziath). B Medical is included as it was acquired coincident with the start of the Fiscal Year.
Executive Compensation Program Framework
Philosophy and Objectives
Our executive compensation program is intended to reward our senior leadership team for achieving performance that is directly tied to our annual operating and longer-term strategic plans which are designed to create value for our stockholders. We believe that our plan structure clearly aligns our reward outcomes with the interests of our stockholders, as reinforced by our dialogue with stockholders over the last several years.
We have identified strategic business imperatives and designed our executive compensation programs in a manner that we believe provides appropriate incentives for management to work toward our mutually beneficial goals.
Business Imperatives
Drive performance
•	Extend our leadership position in our core markets
•	Employ value creation methodology for the rapid growth of our Life Sciences businesses
•	Utilize balanced and disciplined capital deployment
Deliver profitable growth
•	Drive margin expansion in each of our core businesses
34 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Business Imperatives
•	Achieve rapid and profitable growth of Life Sciences with organic and acquisition investments
We believe our executive compensation program provides competitive compensation that is in line with the practices of leading life sciences companies with whom we compete for business and talent. Our total rewards strategy is intended to provide:
•	a balance between fixed and variable pay that rewards performance and results
•	performance-based awards that are tied to aggressive but achievable company and business unit results
•	recognition that in our cyclical and volatile industries the ability to perform throughout business cycles is critical to our long-term success
We do not define specific percentages of fixed, variable, and long-term compensation for our executives. We designed our executive pay program to provide base compensation that is competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Our pay for performance design emphasizes “at-risk” variable compensation which is paid based upon achievement of strategic accomplishments that are directly tied to increasing stockholder value.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our stockholders’ long-term interests. The following are some of the highlights of our program design and pay practices for our executive officers:
What We Do	What We Don’t Do
Maintain stock ownership guidelines to reinforce the alignment of executive officer and stockholder interests	No above-median pay benchmarking
Maintain clawback provisions to assure accountability	No gross-up provisions
Provide for double-trigger change-in-control benefits	No pension plans or other post-employment benefit plans
Consult with an independent compensation consultant	No executive perquisites
Conduct an annual risk assessment of our pay design and practice	No severance multipliers in excess of three times total pay
Conduct an annual review of pay levels	No dividends on RSUs until they vest
Conduct evaluations of performance goal rigor	No hedging or pledging of our stock
Solicit stockholder input and incorporate their feedback
Require minimum vesting periods on equity awards
Policy Prohibiting Hedging
We have a policy that prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) use of our securities to secure a margin or other loan; (3) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) transactions in publicly traded options relating to our securities (i.e., options that are not granted by us).
Key Components of Compensation
Our executive compensation program consists of three components: base pay; annual cash incentive under our PBVC program and equity awards under our LTIP.
Element	Objectives
Base Salary	•	Provides regular source of income at market-competitive levels
PBVC	•	Motivates executive team to achieve key annual financial goals and objectives
	•	Provides at-risk compensation that is not earned if minimum threshold goals are not achieved as well as upside earnings potential for achievement of stretch goals
LTIP	•	Motivates executive team to execute against longer-term financial and strategic objectives
•
Provides a direct link between performance outcomes and actual pay realized through the use of performance-based RSUs, representing 75% of each executive’s annual LTIP grant. Payout is contingent upon achieving minimum performance thresholds, and provides upside potential for stretch performance.

	•	Provides retention incentive using time-based RSUs representing 25% of each executive’s annual LTIP grant
AZENTA – 2023 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS
In allocating total direct compensation among these three components, we seek to provide competitive levels of fixed compensation (base pay and time-based RSUs) and, through annual and long-term variable incentives, provide opportunity for additional compensation where aggressive but achievable performance objectives are met. For fiscal 2023, our CEO’s and other named executive officers’ target pay mix emphasized variable at-risk pay opportunities as illustrated below:

Note: Named Executive Officers Average does not include CEO.
36 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Determining Executive Compensation
The HRC Committee is responsible for developing and administering the compensation program for executives as illustrated in the chart below. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of three members, all of whom are independent directors. Ms. Ellen M. Zane is Chair of the HRC Committee, having been appointed in February 2015, and she is currently joined on the HRC Committee by Ms. Robyn C. Davis and Dr. Michael Rosenblatt.
Each year our CEO, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers other than himself. The HRC Committee also holds executive sessions that are not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on each element of our CEO’s compensation, as well as other significant aspects of our executive compensation programs, for final approval by our full Board. The recommendations of the HRC Committee typically include the following:
•	Executive compensation program development
•	PBVC and LTIP design, performance metrics and goals determination
•	Executive base salary adjustments
•	Incentive plan achievement awards and payouts
•	Pay programs and policies that impact the executive team such as severance and change in control arrangements, stock ownership requirements and other pay governance items

Human Resources and Compensation Committee Annual Compensation Calendar
Spring HRC Committee and Board Meeting
• Review compensation consulting relationships
• Review legislative and market impacts to program
Summer HRC Committee and Board Meeting
• Review philosophy and pay strategies
• Initial review of executive incentive plan designs and targets
• Review of Pay for Performance report
• Review and approval of peer group for next fiscal year
Winter HRC Committee and Board Meeting
• Review proxy analysis reports
• Review stock ownership guidelines
• Review Investor Outreach Feedback
• Certification of Consultant Expenses
• HRC Charter Review
October HRC Committee Meeting
• Additional review of executive incentive plans design, metrics and goals for new fiscal year
• Review of market and trends
• Competitive pay analysis review
Annual Shareholder's Meeting
CD&A/Proxy Filed
Shareholder Outreach
Fall HRC Committee and Board Meeting
• Final review and approval of executive incentive plans design, metrics and goals
• Compensation program risk analysis
• Review and approve prior year incentive payouts
• Review CD&A drafts
• Review and approve CEO and other Named Executive Officers base salary recommendations
• Board approves recommendations from HRC Committee
• CEO Performance Assessment Review
• CEO Pay Elements review and approval
• Develop shareholder outreach materials

AZENTA – 2023 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS
Use of Consultants
The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities as described below. Each year our outside compensation consultant assists the HRC Committee in evaluating the competitiveness and appropriateness of executive compensation levels and practices. In fiscal 2023, the HRC Committee continued its engagement with its independent compensation consultant, Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning all the elements of our executive compensation program. Pearl Meyer performs services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. The HRC Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that prevents Pearl Meyer from independently representing the HRC Committee. Services provided by Pearl Meyer in fiscal 2023 included:
•	a review of the appropriateness of our peer group for executive compensation comparison purposes
•
a competitive assessment of Azenta’s compensation practices as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation

•	an evaluation of the design of our incentive plans (PBVC and LTIP)
•	an evaluation of the rigor of our short-term and long-term incentive metrics and goals and their corresponding potential impact on increasing stockholder value
•	an analysis of our equity practices to assure prudent equity management as measured by our share burn rate, dilution, and overhang
•	an analysis of our short- and long-term pay for performance alignment relative to our peer group
•	attendance at scheduled HRC Committee meetings to assist with ongoing support
The information provided by Pearl Meyer is supplemented by compensation survey data purchased by the Company from Radford Executive Survey, which is used to gauge the market competitiveness of our senior executive compensation.
Before each meeting, the HRC Committee is provided with appropriate materials and information necessary to make informed decisions about our executive compensation practices. These materials may be supplemented by reports prepared by Pearl Meyer or our Human Resources department. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that it believes supports our philosophy and objectives.
Peer Group
In consultation with Pearl Meyer, the HRC Committee annually reviews our peer group to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, geography, revenue size and market capitalization, and product/service comparability.
Step
1.	Industry Similarity	»	Publicly traded companies in the following life science industry groups:
• Health Care Equipment & Services (GICS: 3510)
• Biotechnology & Life Sciences Tools and Services (GICS: 3520)
2.	Other Factors	»	Consideration of local life sciences companies, ISS peers, Glass Lewis peers, and “peers of peers”
3.	Size Similarity	»	Revenue: $300M - $1.2B, approximating a 0.5x - 2.0x range around anticipated Azenta revenue
		»	Market Capitalization: $1.6B - $14.5B approximating a 0.33x - 3.0x range around Azenta’s market capitalization
4.	Business Profile Similarity	»
Companies with primary areas of focus in the development, manufacturing and distribution of Life Sciences products and services, with emphasis on genomic services and analytics, sample repository, and consumables and instruments

Applying these criteria to companies in the Life Sciences industry resulted in more turnover than normal in our peer group for fiscal 2023 compared to fiscal 2022 as Azenta prepared for its first full year as a standalone life sciences company and better understood its peers for executive compensation comparison. Nine of fifteen companies from the fiscal 2022 peer group were removed and replaced by eight new peers for fiscal 2023.
38 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

*	Trailing twelve months revenue on June 30, 2023
The following chart contains a list of the companies in our fiscal 2022 and 2023 peer groups.
Fiscal 2022 Peer Group	Fiscal 2023 Peer Group:
Angio Dynamics, Inc.	10x Genomics, Inc
CareDx, Inc.	Bio-Techne Corporation
Certara, Inc.	Certara, Inc.
Haemonetics Corporation	Cryoport, Inc.
ICU Medical, Inc.	Guardant Health, Inc.
Integra LifeSciences Holdings Corporation	Haemonetics Corporation
Luminex	Maravai LifeSciences Holdings Inc.
Maravai LifeSciences Holdings Inc.	Medpace Holdings, Inc..
Medpace Holdings, Inc..	Nadera, Inc.
NeoGenomics, Inc.	NeoGenomics, Inc.
NuVasive, Inc.	Repligen Corporation
OraSure Technologies, Inc.	Sotera Health Company
Repligen Corporation	Tandem Diabetes Care, Inc.
Sotera Health Company	Twist Bioscience Corporation
Varex Imaging Corporation
AZENTA – 2023 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2023 Executive Compensation Program
Based on Pearl Meyer’s competitive assessment and the HRC Committee’s review of each executive’s scope of responsibility and individual performance, the HRC Committee set target pay levels for the CEO and our other executive officers that were in accordance with our compensation philosophy.
The outcomes of our fiscal 2023 executive compensation program can be summarized as follows:
Fiscal 2023 Element	Fiscal 2023 Outcome
Base Salary	•	Mr. Joseph and Mr. Vacha received market-based salary increases. The new base salary rates became effective January 1, 2023.
Performance-Based Variable Compensation Plan (Cash)	•
Revenue, Adjusted EPS, Corporate and Business Unit Revenue and Business Unit Operating Income fell short of targets. The Corporate ESG Scorecard was partially achieved. This resulted in payouts all below target awards.

Long-Term Incentive Plan (2021 - 2023) Status: Complete: Final three year Achievement 50% of target	•
3-Year Metric Measures: cumulative Adjusted Operating Profit; cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2023. Plan adjusted to remove contributions from the sale of our semiconductor automation business for fiscal years 2022 and 2023. Fiscal 2021 result was measured on both business segments results and banked at 150% achievement

Long-Term Incentive Plan (2022 - 2024) Status: Ongoing	•
3-Year Metric Measures: cumulative Adjusted Earnings Before Income Taxes Depreciation and Amortization (EBITDA); cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2024.

Long-Term Incentive Plan (2023 - 2025) Status: Ongoing	•	3-Year Metric Measures: cumulative Adjusted EBITDA; cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2025.
Base Salary
The HRC Committee reviews salaries annually and implements any adjustments effective January 1st, with occasional mid-year adjustments for off cycle events such as promotions. The HRC Committee considered the market competitive positioning of the CEO and other named executive officers as provided by our consultant and based its decisions upon its evaluation of our performance and the individual performance of each named executive officer. The following table lists base salaries for the last two fiscal years for the CEO and our other named executive officers.
FISCAL YEAR END BASE PAY
Name	September 30, 2022	September 30, 2023	Percent Increase
Stephen S. Schwartz	$750,000	$750,000	0.0%
Lindon G. Robertson	$525,000	$525,000	0.0%
Robin Vacha	$415,000	$425,000	2.4%
Jason W. Joseph	$410,000	$440,000	7.3%
David C. Gray	$400,000	$400,000	0.0%
•	Mr. Vacha and Mr. Joseph received salary adjustments in recognition of their contributions and to maintain their market competitive positioning. Base salaries were adjusted, as of January 1, 2023.
40 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Annual Cash Incentive for Fiscal 2023 – Performance-Based Variable Compensation (PBVC)
Each year the HRC Committee, with management, reviews the Annual Operating Plan, or AOP, to determine the critical financial metrics and goals they believe will drive stockholder value when achieved. For fiscal 2023, the HRC Committee chose financial metrics that were once again consistent with our strategic focus. The HRC Committee chose to retain the Revenue (55% weight), and Adjusted EPS (35% weight) metrics for the PBVC as they continue to align with our strategy of accelerating profitable growth as a life sciences company. We developed new goals for our Environmental, Social and Governance (ESG) scorecard (10% weight) given its strategic importance to our continued business.
In reviewing the metrics and goals, the HRC Committee was guided by the following:
•	Aligning the shorter-term financial objectives of our annual PBVC incentives and the longer-term strategic objectives of our LTIP
•	Establishing financial goals that are aggressive but achievable, that show significant growth over prior years’ targets and results and that account for significant acquisitions and divestitures
•	Maintaining a strong linkage between incentive plan metrics and our strategic plan and business model
•	Defining appropriate ranges of financial long-term performance to equitably reward performance below and above our aggressive targets for our business during fiscal 2023
The HRC Committee met over several sessions and engaged our compensation consultant to review our (and our peer group’s) historical achievement levels on the proposed metrics to ensure appropriate rigor in setting these goals. Based on its independent assessment, Pearl Meyer concluded that the fiscal 2023 incentive compensation performance goals were of appropriate rigor reflecting:
•
A goal-setting process incorporating marketplace best practices, including meaningful year-over-year growth from actual results, appropriately structured performance ranges with additional ESG goals and corresponding reasonable payout levels

•	Alignment with investor expectations and performance ranges that are generally consistent with peer design with highly robust stretch goal targets
•	PBVC goals based on meaningful organic growth for continuing business operations
•	Historical payouts that have fluctuated demonstrating a history of sufficiently challenging goals
Fiscal 2023 PBVC Financial Performance Goals
Our fiscal 2023 PBVC metrics and goals were key performance measures that anticipated continued growth and our go forward operations as a Life Sciences company. The goals for the fiscal 2023 PBVC were determined by referencing financial targets in our AOP and excluded consideration of any acquisition activity that occurred during the 2023 fiscal year. Revenue and adjusted EPS underperformance was impacted by a macroenvironment that caused us to miss our targets primarily in the first half of the fiscal year. Strength in sample repository solutions and large automated stores was partially offset by softness in genomics and uneven order patterns with newly acquired B Medical.
Annual Revenue
•	Aggressive revenue goal set exceeding fiscal 2022 by 36%
•	Goal achievement dependent upon: continued growth performance and execution across all segments in a post pandemic market environment
•	Weighted at 55% of Target
•	Actual results 88% of the fiscal 2023 PBVC target resulting in a weighted goal award achievement of 30.1% of full target
Adjusted EPS:
•	Aggressive target goal to measure our performance in delivering profitable growth using a metric that is understood by our stockholders
•	Weighted at 35% of Target
•	Adjusted EPS fell below threshold resulting in 0% of target achievement for fiscal 2023
ESG Scorecard:
•
Given the ongoing importance in the areas of ESG, the HRC Committee again included a scorecard focused on the employment of a diverse workforce, an inclusion culture, production safety and ongoing emissions and sustainability efforts.

AZENTA – 2023 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS
•	Weighted at 10% of Target
•	The HRC Committee determined that the Company partially achieved the scorecard goals, resulting in 50% achievement.
Fiscal 2023 Corporate PBVC Results − CEO
	TARGETS					ACHIEVEMENT
						Year End Result
Corporate Metrics(1)	Metric Weighting	Threshold 25%	Target 100%	Max 200%	Full Year Actual(1)	Award Percent	Weighted % of Target Award
Annual Revenue	55%	$602M	$753M	$851M	$662M	54.8%	30.1%
Adjusted EPS	35%	$0.50	$0.61	$0.82	$0.33	0.0%	0.0%
ESG Scorecard	10%				50.0%	50.0%	5.0%
Corporate Financial Metrics	100%						35.1%
(1)	Full Year Actual excludes results from any acquisitions made in fiscal 2023. B Medical is included as it was acquired coincident with the start of the Fiscal Year.
Fiscal 2023 Corporate PBVC Results − Named Executive Officers
	TARGETS					ACHIEVEMENT
						Year End Result
Corporate Metrics(1)	Metric Weighting	Threshold 25%	Target 100%	Max 150%	Full Year Actual(1)	Award Percent	Weighted % of Target Award
Annual Revenue	55%	$602M	$753M	$851M	$662M	54.8%	30.1%
Adjusted EPS	35%	$0.50	$0.61	$0.82	$0.33	0.0%	0.0%
ESG Scorecard	10%				50.0%	50.0%	5.0%
Corporate Financial Metrics	100%						35.1%
(1)	Full Year Actual excludes results from any acquisitions made in fiscal 2023. B Medical is included as it was acquired coincident with the start of the Fiscal Year.
In fiscal 2023, we focused on driving revenue growth and improving our operational execution. Unfortunately, we experienced certain challenges and other headwinds in our businesses that led to our falling short of our PBVC plan targets.
In February 2023, we acquired Ziath, a leading provider for 2D barcode readers for life sciences applications. Ziath was excluded from any PBVC results given that it was acquired in fiscal 2023.
Listed below are our CEO’s and our other named executive officers’ earned cash payouts based on the achievement of the corporate financial metrics as weighted.
Name	Target Opportunity as % of Fiscal Year Base Pay	Cash Payout	Payment as a % of Target
Stephen S. Schwartz	110%	$289,575	35.1%
Lindon G. Robertson	100%	$184,275	35.1%
Robin Vacha	65%	$96,350	35.1%
Jason W. Joseph	65%	$98,543	35.1%
David C. Gray	60%	$84,240	35.1%
42 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentives
We regularly review the design of our equity incentive plan to ensure it remains calibrated to our long-term strategic goals while providing the appropriate balance of challenge and motivation. The HRC Committee engaged Pearl Meyer to assist with the review and enlisted the support of the Company’s Human Resources department. The objectives and process of the review were as follows:
•	Diligence exercise to assist the HRC Committee and management in defining the strongest incentive plan metrics that drive stockholder value;
•	Internal Review: Subjective analysis and discussion on current metrics linkage and alignment to specific strategic criteria;
•	External Review: Benchmarking of our incentive plan metrics alignment to our compensation peer group and review of achievement results and payouts over several years; and
•	Determination of incentive metrics and design for upcoming PBVC and LTIP awards.
The HRC Committee presented the conclusions from the review to the full Board. In summary, the review reinforced our belief that our plan designs as well as metrics and goals are appropriately aligned with prevailing peer practices. The HRC Committee and the Board also concluded that the metrics and incentive plan designs are closely tied to our business strategy for both the short and long term and have served the stockholders well in delivering value.
Each of our named executive officers received award grants of both time-based and performance-based RSUs in fiscal 2023.
We use performance-based RSUs for the majority (75%) of our equity grants and measure performance at the end of each three-year LTIP period.
Similar to our annual PBVC, the HRC Committee has been very consistent in the selection of metrics for the LTIP that are in support of our long-term strategy. We believe this consistency helps focus the executives on achieving the financial results that we believe will drive stockholder value.
The financial metrics for the fiscal 2021 LTIP are comprised of cumulative Adjusted Operating Profit, cumulative Free Cash Flow, and three-year average ROIC, each equally weighted. In fiscal year 2022, Adjusted EBITDA replaced adjusted Operating Profit. The financial metrics for the fiscal 2023 LTIP are comprised of cumulative Adjusted EBITDA, cumulative Free Cash Flow, and three-year average ROIC, each equally weighted.
We have selected these metrics because we believe:
•	Adjusted EBITDA is a key performance indicator that motivates, and rewards sustained growth in profit, and demands a longer-term management focus on business operations and profitability;
•
Free Cash Flow will provide funding for growth initiatives, focused on new product development and acquisitions, and is a key indicator of overall company performance with a strong management line of sight; and

•
ROIC is a key financial metric, as it focuses executives on a forward looking, disciplined approach to capital investment in optimizing stockholder return. This metric will measure effective capital deployment in internal organic investments and acquisitions with accretive returns.

Grant Process
The value of each year’s LTIP equity grant for the CEO and our other named executive officers is based on a variety of factors including market and peer group data as provided by Pearl Meyer, the ability of the executive to impact long-term stockholder value, the executive’s prior contributions and performance and the currently outstanding equity grants held by the executive. For our Chief Executive Officer, this translates into a projected equity value to target cash compensation ratio generally ranging from 2.0 to 3.0 and for our executive officers, a range between 1.0 and 1.5 of total cash compensation. A combination of performance and time-based RSUs are used as part of our LTIP. Performance-based RSUs are intended to focus and align management leadership on increasing share value and profitable growth, while time-based RSUs help promote retention of key leadership talent.
For fiscal 2023 grants approved in November 2022, the HRC Committee increased Dr. Schwartz’s grant value to recognize his critical role in the execution of the Company’s life sciences strategy and to more competitively position him within the life sciences peer market. Increases to the remaining four named executives were made for similar reasons.
AZENTA – 2023 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS
The following table shows grant date value for the fiscal 2022 and 2023 LTIPs.
LTIP Grant Date Value
(In thousands)
Grant Date	Fiscal 2023 11/17/22	Fiscal 2022 11/15/21	Fiscal 2021 11/13/20
Executive
Stephen S. Schwartz	$4,500	$3,500	$3,000
Lindon G. Robertson	$1,500	$1,300	$1,150
Robin Vacha	$900	$800	$750
Jason W. Joseph	$900	$750	$650
David C. Gray	$750	$650	$525
Equity Plan Analysis
The most recent Pearl Meyer executive pay analysis, completed in September 2023, noted that our dilution (total number of shares outstanding under the equity compensation programs as a percentage of the most recent fiscal year’s common shares outstanding) at 1.4% was below the 25th percentile of our 2023 compensation peer group. Our annual share burn rate, which is the sum of options and full-value shares granted divided by weighted average shares outstanding (where all options and full-value shares are counted equally) was 0.85% and 0.55% for our three-year average as shown in the chart below. These figures are below the 25th percentile of our peer group. We believe that this judicious use of equity awards affords the HRC Committee flexibility in providing incentives to executives to drive strategic initiatives.

Impact of Business Separation Announcement on the Outstanding LTIPs for fiscal 2021-2023
As previously disclosed, following the announcement in September 2021 that we had agreed to sell our semiconductor automation business to Thomas H. Lee Partners, L.P., the Board began reviewing assorted options for a fair and equitable way to address outstanding LTIP awards. The HRC Committee defined several objectives to guide them in crafting a solution. These included:
•	Maintaining incentive and motivational value of the originally constructed plan
•	Providing fair recognition for the achievements accomplished through the two-year LTIP as of the end of fiscal 2021
•	Minimizing any potential windfall situations
•	Retaining the same schedule of performance- or time-based vesting originally intended in the plan
•	Replacing the approved LTIP (2021-2023) with revised goals for the remaining two years of the plan that measured performance solely based on the Life Sciences businesses
44 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Following considerable deliberation and consideration of alternatives and working with management and the HRC Committee’s independent consultant, the HRC Committee recommended, and the Board approved the following:
Fiscal 2021 – 2023 LTIP (Completed on September 30, 2023)
The fiscal 2021 LTIP metrics are cumulative Adjusted Operating Profit, cumulative Free Cash Flow, and a three-year average of our ROIC, all equally weighted. Each quarter at their regularly scheduled meetings, the HRC Committee and full Board review the Company’s financial results to date and forecast for the remaining fiscal year period against the goals for each plan.
Following the separation of the Company’s businesses in December 2021, one year of actual results had been recorded and two years of performance measurement remained with the Fiscal 2021-2023 LTIP. At that time, the HRC Committee agreed to measure the achievement factor of the plan using two years of the previously approved combined businesses forecast along with the one year (fiscal 2021) of actual results, capped at a maximum of 150%. The performance achievement was determined to exceed the cap and therefore one-third of the performance share award was banked at 150%.
LTIP 2021 - 2023 Financial Achievement (one year actual, two year forecast of combined businesses – “Banked” achievement of one-third of the award)
Long Term Incentive Plan Objectives – Fiscal 2021 - 2023 LTIP
Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200% of Award	Results	Weighted % of Target Earned(5)
Adjusted Operating Profit(2)	33.3%	3 Years	Cumulative Adjusted Operating Profit	$425M	$560M	$725M	$870M	66%
Free Cash Flow(3)	33.3%	3 Years	Cumulative FCF	$300M	$400M	$575M	$498M	51%
ROIC(4)	33.3%	3 Years	3-year-average ROIC	9.0%	12.0%	18.0%	16.4%	58%
Total	100%					Calculated Earned Payout		175.7%
						Earned Payout Capped at 150%		150.0%
(1)	Goals exclude the impact of any acquisitions and divestitures over the three-year measurement period.
(2)
Adjusted Operating Profit: cumulative pre-tax operating income before special charges; excludes: (a) amortization expense; (b) purchase accounting adjustments; (c) restructuring expenses; (d) interest income; (e) other income; (f) joint venture income; (g) other items that may be excluded from Adjusted EPS.

(3)	Free Cash Flow: cumulative operating cash flow less capital expenditures.
(4)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
(5)	Earned Payout of 150% applied to FY21 only. One third of the award was banked at 150%. FY22 & F23 were assessed based on new financial goals based on a life sciences only company.
In addition, the HRC Committee approved a new two-year LTIP covering the fiscal years 2022 and 2023 to measure performance achievement for the remaining two-thirds of the original performance share units granted under the fiscal 2021 – fiscal 2023 LTIP. The same metrics were used with revised goals reflecting the Life Sciences businesses only. The goals for this LTIP were established based on a forecast that reflected a more robust macroenvironment and higher sales growth and profitability. Return on Invested Capital, Adjusted EBITDA, and Free Cash Flow underperformed relative to the plan and forecast, and thus resulted in under performance.
AZENTA – 2023 Proxy Statement 45

COMPENSATION DISCUSSION AND ANALYSIS
Measurement of the two-thirds remaining shares occurred after the fiscal 2023 year end, and we determined that the threshold goals for each of the three metrics had not been reached and the remaining two-thirds performance shares granted to the named executive officers were forfeited. The goals are shown below:
LTIP 2022 - 2023 Financial Results (life sciences business only – two-thirds original award)
Long Term Incentive Plan Objectives – Fiscal 2022 - 2023 LTIP
Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200% of Award	Results	Weighted % of Target Earned
Adjusted Operating Profit(2)	33.3%	2 Years	Cumulative Adjusted Operating Profit	$115M	$141M	$200M	Below Threshold	0%
Free Cash Flow(3)	33.3%	2 Years	Cumulative FCF	$65M	$90M	$125M	Below Threshold	0%
ROIC(4)	33.3%	2 Years	2-year-average ROIC	2.0%	4.5%	9.0%	Below Threshold	0%
Total	100%							0%
(1)	Goals exclude the impact of any acquisitions and divestitures over the two-year measurement period.
(2)
Adjusted Operating Profit: cumulative pre-tax operating income before special charges; excludes: (a) amortization expense; (b) purchase accounting adjustments; (c) restructuring expenses; (d) interest income; (e) other income; (f) joint venture income; (g) other items that may be excluded from Adjusted EPS.

(3)	Free Cash Flow: cumulative operating cash flow less capital expenditures.
(4)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
Fiscal 2022-2024 LTIP and Fiscal Year 2023-2025 LTIP
In fiscal year 2022, Free Cash Flow and ROIC continued to be used as metrics for the PSUs. Adjusted Operating Profit was replaced with Adjusted EBITDA as it was deemed an appropriate metric for assessing long-term profitable growth. The fiscal 2022-2024 three year LTIP metrics approved in November 2021, are cumulative Adjusted EBITDA, cumulative Free Cash Flow, and a three-year average of our ROIC, all equally weighted. The Committee adopted the same metrics with updated goals the following year in November 2022. Each quarter at their regularly scheduled meetings, the HRC Committee and full Board review the Company’s financial results to date and forecast for the remaining fiscal year period against the goals for each plan. Results and goals are disclosed at the end of each three-year plan.
LTIP FINANCIAL METRICS FISCAL 2022-2024 and FISCAL 2023-2025
Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200%of Award
ROIC(2)	33.3%	3 Years	3–year–average ROIC	*	*	*
Free Cash Flow(3)	33.3%	3 Years	Cumulative Free Cash Flow	*	*	*
Adjusted EBITDA(4)	33.3%	3 Years	Adjusted EBITDA	*	*	*
(1)	Goals exclude the impact of any acquisitions and divestitures over the three year measurement period.
(2)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
(3)	Free Cash Flow: Cumulative operating cash flow less capital expenditures.
(4)	Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization. Net Income that adds back interest expenses, taxes, and depreciation charges, plus other adjustments.
*
We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets, and after two years’ and one year’s results, respectively, participants are motivated to achieve the targets for the LTIP.

46 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation and Policies
Stock Ownership Guidelines
Stock ownership guidelines require that within five years of their hire date, executive officers, including our named executive officers Drs. Schwartz and Gray and Messrs. Robertson, Joseph, and Vacha, acquire and maintain beneficial ownership of Azenta shares at different multiples of salary depending upon position. Beneficially owned shares are defined as shares that are vested or purchased. Shares that are granted and not yet vested do not count towards the ownership requirement. The CEO has an ownership requirement of six (6) times base salary. The CFO has an ownership requirement of three (3) times base salary. The remaining positions covered by the policy have ownership requirements of two (2) times base salary. As of the end of fiscal 2023, Dr. Schwartz has exceeded his six (6) times ownership requirement; Mr. Robertson has exceeded his three (3) times ownership requirement; Mr. Joseph, Dr. Gray and Mr. Vacha have exceeded the two (2) times base salary requirement. The guidelines cease to apply to any executive officer after termination of their employment.
Risk Assessment Process
The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of compensation or any policy encouraged inappropriate or unacceptable risk to the Company on an annual basis. The HRC Committee is provided with a series of Company analytical factors which focus upon several key areas of our compensation program, including external market reference; pay mix; range and sensitivity of our PBVC and LTIP; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. We believe this provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.
The HRC Committee believes our policies and procedures achieve this balance. The Company also has clawback provisions in place as discussed in more detail below, as well as stock ownership guidelines to further align the executives’ interests with those of our stockholders. The HRC Committee regularly monitors the executives’ progress against our stock ownership guidelines. The HRC Committee believes our policies and rewards structure appropriately balances the creation of long-term value with shorter-term positive results.
Clawback Provisions
Clawback provisions which apply to the CEO and CFO are contained in employment agreements and/or offer letters and are consistent with the Sarbanes-Oxley Act of 2002. These provisions govern the recoupment of annual and long-term incentive compensation in the event of an accounting restatement due to material noncompliance by the Company that results from misconduct or gross negligence relating to any financial reporting requirements. In November 2013, the Board approved an incentive compensation recoupment policy that applies to all executive officers (including the CEO and the CFO), which is applicable to incentive-based compensation (such as the PBVC and performance-based RSUs) awarded to executive officers after the adoption of the policy. Pursuant to the policy, in the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we will use reasonable efforts to recover any amount in excess of what would have been paid to such executive officers (or such former executive officers) whose intentional misconduct caused or contributed to the need for the restatement under the accounting restatement for any such incentive-based compensation during the three-year period preceding the restatement.
Following the end of the fiscal 2023, the Company reviewed and updated its recoupment policy in compliance with the SEC’s and the Nasdaq Stock Market’s recent adoption of new rules with respect to the clawback of incentive compensation.
Employment Agreements
We currently have an employment agreement with Dr. Schwartz. The agreement provides for, among other things, a specified annual base salary and the target variable compensation award based on performance. It also provides that he will be entitled to severance of one year’s base salary and continued participation in benefit plans if his employment is terminated by us without “cause” or if he resigns for “good reason.” Severance and benefits are continued on a payroll-to-payroll basis if he remains unemployed following the initial twelve months of payment up to an additional twelve months. More information can be found under the section “Post-Employment Benefits.”
Mr. Robertson has entered into an offer letter that stipulates the terms and conditions of his employment with us. In June 2015, we modified the original offer letter to Mr. Robertson to provide for the same severance provisions as Dr. Schwartz (one year’s base salary and benefits and up to an additional 12 months so long as the executive remains unemployed). In September 2023, we announced that Mr. Robertson was retiring as our Chief Financial Officer but would remain as an advisor to ensure a smooth transition to our new Chief Financial Officer, Herman Cueto. In December 2023, we entered into a letter agreement with Mr. Robertson pursuant to which we agreed he would remain in the position of Advisor to the CEO through February 16, 2024, at which time he will cease his employment with us. Mr. Robertson will continue to receive his current base salary while employed, and upon his departure he will be entitled receive a pro rata portion of his potential cash bonus for fiscal year 2024. We believe these changes are appropriate as they reflect customary market practice for executives and provide our executives with the proper focus when analyzing potential transactions.
Dr. Gray has entered into an offer letter that stipulates the terms and conditions of his employment with us. In November 2016, we modified the original offer letter to Dr. Gray to provide for severance provisions of six months base salary and benefits and up to an additional 6 months so long as the executive remains unemployed. We believe these changes are appropriate as they reflect customary
AZENTA – 2023 Proxy Statement 47

COMPENSATION DISCUSSION AND ANALYSIS
market practice for executives and provide our executives with the proper focus when analyzing potential transactions.
Change-In-Control and Non-Compete Agreements
We currently have provisions within our equity award agreements that provide for accelerated vesting at target in the event of a double-trigger change in control (termination of employment without “cause” or resignation for “good reason” within a year following or six months prior to a change-in-control).
In June 2015, we extended the double-trigger change in control provisions to our severance and benefits arrangements with Dr. Schwartz and Mr. Robertson and increased the protected termination period following a change in control to two years. Dr. Gray subsequently received the same provisions in November 2016. The arrangement includes:
•	Cash severance, payable bi-weekly, equal to two times the amount of their current base salary and annual target bonus
•	A lump sum payment to cover the approximate cost of the Company’s portion of premiums for coverage under their welfare benefit plans for two years following termination
•	Fully accelerated vesting of all unvested equity awards including any performance-based awards that have not yet been earned calculated at the target award amount
In exchange for the change in control agreement, we entered into a non-competition agreement with Dr. Schwartz and Mr. Robertson where each executive agreed that during the term of the agreement and for 12 months following termination for any reason, the executive:
•	Shall not work or invest in any business that is competitive with Azenta
•	Shall not solicit for employment any employee of Azenta or solicit a customer (within the last two years) of Azenta
Indemnification Agreements
We entered into an indemnification agreement at the time of hire with our CEO and our other named executive officers. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in the Company’s name where the involvement is by reason of the fact that he or she is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the executive will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Azenta.
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to our named executive officers, effective for tax years beginning after 2017, subject to a transition rule for written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date. In the past, Section 162(m)’s deductibility limitation was subject to an exception for compensation that qualified as performance-based. Certain of our compensation programs were designed to permit us to qualify for the performance-based exception, although the Company reserved the right to pay compensation that did not qualify as “performance-based.” While the HRC Committee has considered the deductibility of compensation as a factor in making compensation decisions, it has retained the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.
Section 280G and related sections of the Internal Revenue Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Dr. Schwartz, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board voted that it would not make any gross-up or tax reimbursement commitments to any executives.
Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.
48 AZENTA – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Human Resources and Compensation Committee Report
To The Stockholders of Azenta, Inc.:
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
Human Resources and Compensation Committee
as of September 30, 2023
Ellen M. Zane, Chair
Robyn C. Davis
Michael Rosenblatt
AZENTA – 2023 Proxy Statement 49

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Stephen S. Schwartz	2023	$750,000		$4,500,037	$289,575	$14,850(3)	$5,554,462
President and Chief Executive Officer	2022	$742,308		$3,500,031	$412,314	$13,725	$4,668,377
	2021	$711,731		$3,000,067	$1,565,808	$13,050	$5,290,656
Lindon G. Robertson	2023	$525,000		$1,500,032	$184,275	$14,850(3)	$2,224,157
Former Executive Vice President and Chief Financial Officer(6)	2022	$525,000	$200,000(4)	$1,300,041	$264,758	$13,725	$2,303,523
	2021	$518,365		$1,150,016	$777,548	$13,050	$2,458,979
Jason W. Joseph	2023	$431,923		$900,043	$98,543	$13,661(3)	$1,444,170
Senior Vice President, General Counsel/Corporate Secretary	2022	$403,846	$100,000(4)	$750,072	$132,631	$15,268	$1,401,817
	2021	$382,404		$650,039	$373,781	$13,546	$1,419,770
Robin Vacha	2023	$422,308		$900,043	$96,350	$14,694(3)	$1,433,395
Senior Vice President, Global Operations	2022	$410,385		$800,069	$59,729	$13,621	$1,283,804
	2021	$386,731		$750,034	$377,063	$14,635	$1,528,193
David C. Gray	2023	$400,000		$750,046	$84,240	$13,846(3)	$1,248,132
Senior Vice President, Chief Strategy and New Business Officer(7)	2022	$395,385		$650,078	$119,810	$13,488	$1,178,760
	2021	$381,962		$525,044	$344,112	$14,183(5)	$1,265,301
(1)
Awards consist of restricted stock unit (RSU) awards. In November 2022, the Company issued both time-based and performance-based RSUs under our Fiscal Year 2023 - 2025 Long-Term Incentive Plan to each of the named executive officers. The value of the awards are based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718. The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $6,750,000 for Dr. Schwartz; $2,250,000, for Mr. Robertson; $1,350,000 for Mr. Joseph and Mr. Vacha; and $1,125,000 for Dr. Gray.

(2)	Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year under the Company’s Performance-Based Variable Compensation Plan.
(3)	Represents amounts paid or accrued by the Company in matching contributions under the Company’s qualified 401(k) plan on behalf of Dr. Schwartz, Mr. Robertson, Mr. Joseph, Mr. Vacha and Dr. Gray.
(4)
Represents special one-time cash payments to Mr. Robertson and Mr. Joseph, paid upon the successful completion of the sale of our semiconductor automation business to Thomas H Lee Partners, L.P., in recognition of their significant contributions to the sale.

(5)	Represents amounts paid or accrued by the Company in matching contributions under the Company’s qualified 401(k) plan on behalf of Dr. Gray along with a $1,000 patent incentive award.
(6)
In September 2023, we announced that Mr. Robertson was retiring as our Chief Financial Officer but would remain as an advisor to ensure a smooth transition to our new Chief Financial Officer, Herman Cueto. In December 2023, we entered into a letter agreement with Mr. Robertson pursuant to which we agreed he would remain in the position of Advisor to the CEO through February 16, 2024, at which time he will cease his employment with us.

(7)	Dr. Gray and the Company mutually agreed that Dr. Gray’s employment with the Company would cease on December 31, 2023.
50 AZENTA – 2023 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Grants of Plan-Based Awards Table
Fiscal Year 2023
During the fiscal year ended September 30, 2023, the following plan-based awards were granted to the named executive officers:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen S. Schwartz		$825,000	$1,650,000
	11/17/2022(2)						18,886	$1,125,039
	11/17/2022(3)			14,164	56,656	113,312		$3,374,998
Lindon G. Robertson		$525,000	$787,500
	11/17/2022(2)						6,296	$375,053
	11/17/2022(3)			4,721	18,885	37,770		$1,124,979
Jason W. Joseph		$280,750	$421,125
	11/17/2022(2)						3,778	$225,055
	11/17/2022(3)			2,833	11,331	22,662		$674,988
Robin Vacha		$274,500	$411,750
	11/17/2022(2)						3,778	$225,055
	11/17/2022(3)			2,833	11,331	22,662		$674,988
David C. Gray		$240,000	$360,000
	11/17/2022(2)						3,148	$187,526
	11/17/2022(3)			2,361	9,443	18,886		$562,520
(1)
These grants were made pursuant to a Performance-Based Variable Compensation Plan for fiscal year 2023 and reflect the target and maximum payouts with respect to fiscal year 2023. Payouts at less than target may be awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.

(2)
Amount shown is the number of time-based RSUs awarded on November 17, 2022. The RSUs will vest at a rate of one-third of the grant per year on November 15, 2023, November 15, 2024, and November 15, 2025.

(3)
Amount shown is the number of performance-based RSUs awarded on November 17, 2022 that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ending September 30, 2025 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest at the end of the three-year period at the later of the date of determination by the Company’s Board of Directors of the achievement attained on November 15, 2025.

A discussion of the material terms of the named executive officers’ employment arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.
AZENTA – 2023 Proxy Statement 51

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Outstanding Equity Awards at Fiscal Year End Table
Fiscal Year 2023
The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2023. There is no information regarding stock options because none of the named executive officers have been granted any stock options.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen S. Schwartz	3,650 (2)	$183,194
			38,328(3)	$1,923,682
	5,098(4)	$255,869
			22,944(5)	$1,151,559
	18,886(6)	$947,888
			56,656(7)	$2,843,565
Lindon G. Robertson	1,399(2)	$70,216
			14,693(3)	$737,442
	1,893(4)	$95,010
			8,523(3)	$427,769
	6,296(6)	$315,996
			18,885(7)	$947,838
Jason W. Joseph	790(2)	$39,650
			8,305(3)	$416,828
	1,092(4)	$54,807
			4,917(5)	$246,784
	3,778(6)	$189,618
			11,331(7)	$568,703
Robin Vacha	912(2)	$45,773
			9,583(3)	$480,971
	1,165(4)	$58,471
			5,245(5)	$263,247
	3,778(6)	$189,618
			11,331(7)	$568,703
David C. Gray	638(2)	$32,021
			6,708(3)	$336,675
	946(4)	$47,480
			4,262(5)	$213,910
	3,148(6)	$157,998
			9,443(7)	$473,944
(1)
The market value is calculated using the closing market price of our Common Stock ($50.19) on September 30, 2023, the last business day of the fiscal year. Except as otherwise noted, all performance-based awards are valued at target.

(2)	The unvested units consist of RSUs granted on November 13, 2020, which vested on November 15, 2023.
(3)
The units consist of RSUs granted on November 13, 2020 that were earned and vested based on achieving certain performance targets measured over the three-year period ended September 30, 2023. In relation to the sale of the semiconductor automation business to Thomas H. Lee Partners L.P., the HRC Committee and the Board approved to measure one third of this award with an achievement factor using two years of the previously approved forecast along with the one year of actual results, subject to a cap of 150% achievement. Because the calculated achievement exceeded the 150% cap, those shares were determined to be banked at 150% achievement and vested on November 15, 2023. In addition, the HRC Committee approved a new two-year LTIP covering the fiscal years 2022 and 2023 to measure performance achievement for the remaining two-thirds of the original performance share units granted under the FY2021 – FY2023 LTIP. The same metrics were used with revised goals reflecting the Life Sciences businesses only. The performance for the two year period fell below threshold resulting in 0% performance achievement. The blended result for the three year period resulted in a 50% of the total RSUs being earned and vested which amounts are reflected in the table above.

52 AZENTA – 2023 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
(4)	The unvested units consist of RSUs granted on November 15, 2021, which vest in two equal installments on November 15, 2023 and on November 15, 2024.
(5)
The unvested units consist of RSUs granted on November 15, 2021 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2024.

(6)	The unvested units consist of RSUs granted on November 17, 2022 which vest in three equal installments on November 15, 2023, November 15, 2024 and November 15, 2025.
(7)
The unvested units consist of RSUs granted on November 17, 2022 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2025.

Stock Vested Table
Fiscal Year 2023
The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen S. Schwartz	59,212	$3,360,281
Lindon G. Robertson	24,610	$1,396,618
Jason W. Joseph	13,354	$757,840
Robin Vacha	13,582	$770,779
David C. Gray	12,243	$694,790
(1)	The value realized equals the closing price of our Common Stock on the vesting dates, multiplied by the number of shares that vested.
Nonqualified Deferred Compensation Table
Fiscal Year 2023
The Company has established a nonqualified deferred compensation plan (the “NQDP”) to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The NQDP is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended. An additional feature of the NQDP is a supplemental retirement plan, or SERP, in which the Company can choose to make annual contributions to selected executives’ NQDP accounts. No contributions have been made by the Company in this fiscal year.
Name	Executive Contributions in Last FY(1)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
Lindon G. Robertson	$105,452	$107,600		$798,144
Jason Joseph	$76,350	$90,206		$839,621
Drs. Schwartz and Gray and Mr. Vacha are not participants in the NQDP.
(1)	Represents contributions to the NQDP during fiscal year 2023
(2)	Represents NQDP Gains/(Losses) during fiscal year 2023
(3)	Represents Withdrawals and Distributions during fiscal year 2023
(4)	Represents total NQDP account balance as of September 30, 2023
Pension Benefits
We do not have any qualified or nonqualified defined benefit plans, other than certain plans for international employees. No named executive officer participates in any of those plans.
AZENTA – 2023 Proxy Statement 53

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Post-Employment Benefits
The following table sets forth the estimated payments and benefits that would be provided to each of the Company’s current named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2023, the last trading day of our fiscal year, and using the closing market price of the Company’s stock on that date ($50.19).
Name	Event	Salary & Other Cash Payment	Health & Welfare Contribution	Vesting of Stock Awards	Total
Stephen S. Schwartz	Termination Without Cause or for Good Reason	$750,000(1)	$12,802		$762,802
	Change of Control with Termination	$3,150,000(2)	$25,807	$7,305,757(3)	$10,481,564
Lindon G. Robertson	Termination Without Cause or for Good Reason	$525,000(1)	$12,098		$537,098
	Change of Control with Termination	$2,100,000(2)	$27,400	$2,594,271(3)	$4,721,671
Jason W. Joseph	Termination Without Cause or for Good Reason
	Change of Control with Termination			$1,516,390(3)	$1,516,390
Robin Vacha	Termination Without Cause or for Good Reason
	Change of Control with Termination			$1,606,783(3)	$1,606,783
David C. Gray	Termination Without Cause or for Good Reason	$200,000(4)	$19,120		$219,120
	Change of Control with Termination	$1,280,000(2)	$38,240	$1,262,028(3)	$2,580,268
(1)
Under the terms of Dr. Schwartz’s employment agreement and the offer letter for Mr. Robertson, if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to one year’s current base salary, paid in bi-weekly payments as severance in salary continuation and an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the fiscal year). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table, we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

(2)
Under the terms of the Change in Control Agreement with each of Drs. Schwartz and Gray and Mr. Robertson, if the executive is terminated without cause, or resigns for good reason, within two years following or the six month period prior to a Change in Control, the executive will be entitled to receive a severance amount equal to two times the sum of the executive’s annual base salary plus the executive’s target annual cash bonus payable in bi-weekly installments over the two-year period. In addition, the executive will be entitled to a lump sum payment equal to the estimated cost of the executive’s continued health benefits for a two-year period following termination.

(3)
Under the terms of each named executive officer’s equity award agreement, in the event of a change in control, followed by a termination without cause or resignation for good reason within one year after the change in control, all unvested awards would immediately vest, including any performance-based awards that have not yet been earned calculated at the target award amount.

(4)
Under the terms of Dr. Gray’s offer letter entered into in November 2016, if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to six months of current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the six month period). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) six additional months or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

54 AZENTA – 2023 Proxy Statement

CEO PAY RATIO
CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, President and Chief Executive Officer, Stephen S. Schwartz, and the ratio of these two amounts. The Company’s pay ratio may not be comparable to the pay ratios of other companies given varying workforce composition and pay practices, as well as the flexibility permitted in identifying the median employee.
The Company determined that the 2023 annual total compensation of our median employee as of September 30, 2023 was $50,034 and Dr. Schwartz’s annual total compensation for 2023 was $5,554,462, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 111.0:1.
The Company selected September 30, 2023, the last day of our most recently completed fiscal year, as the effective date used to identify the median employee. As of this date the Company employed approximately 3,500 employees globally. The Company did not elect to make any exclusions as permitted under the SEC’s de minimis rule.
The Company used a Consistently Applied Compensation Measure to identify the median employee based on the sum of base pay/regular wages, overtime and target bonus. The Company elected to include bonus payments given the broad participation rates in these programs across our employee base. Annualized salary rates for full-time employees and hourly pay rates and scheduled hours worked were used as reasonable estimates of salary/wages.
AZENTA – 2023 Proxy Statement 55

Pay Versus Performance
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) for our Chief Executive Officer, also referred to as our principal executive officer (“PEO”), and our other Named Executive Officers (“NEOs”) and certain financial performance metrics of the Company for the fiscal years listed below. The Human Resources and Compensation (HRC) Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information on the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO(1)	Compensation Actually Paid (CAP) total for PEO(2)	Average SCT Total for Non- PEO NEOs(3)	Average CAP to Non-PEO NEOs(4)	Azenta TSR(5)	Company Peer Group(6)	S&P 1500 Life Sciences Tools & Services Industry Index(7)	GAAP Net Income(8)	Revenue(9)
2023	$5,554,462	$5,753,017	$1,587,464	$1,664,874	$109	$80	$109	-$12.9	$665.0
2022	$4,668,377	-$8,289,063	$2,357,741	-$184,501	$93	$82	$110	-$11.3	$552.0
2021	$5,290,656	$21,015,659	$1,897,530	$6,261,160	$222	$150	$143	$111.9	$1,178
*
Financials for 2021 are based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

(1)	Amounts shown are the amounts of total compensation reported for Dr. Schwartz, our CEO, for each corresponding year in the Total column of the Summary Compensation Table (SCT).
(2)
Amounts represent the amount of CAP to Dr. Schwartz, as calculated in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Schwartz’s total compensation for each year to determine the CAP:

Year	Reported SCT Total for PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Awards Adjustments(b)	Compensation Actual Paid to PEO
2023	$5,554,462	-$4,500,037	$4,698,592	$5,753,017
2022	$4,668,377	-$3,500,031	-$9,457,409	-$8,289,063
2021	$5,290,656	-$3,000,067	$18,725,070	$21,015,659
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year.
(b)	The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below.

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2023	$3,791,453	$473,115	$434,024	$4,698,592
2022	$1,311,173	-$5,025,180	-$5,743,403	-$9,457,409
2021	$7,845,742	$7,286,596	$3,592,733	$18,725,070
(3)
Amounts reported in this column represent the average of the amounts reported in for the Company’s NEOs, excluding Dr. Schwartz. Messrs. Robertson, Joseph and Vacha and Dr. Gray are the Non-PEO NEOs in 2023. Messrs. Robertson and Joseph, Dr. McManus and Ms. Sriram are the Non-PEO NEOs in 2022. Messrs. Robertson, Jarzynka and Vacha, and Dr. Liao are the Non-PEO NEOs in 2021.

56 AZENTA – 2023 Proxy Statement

Pay Versus Performance
(4)
The amounts reported in this column represent the average amount of CAP to the Non-PEO NEOs (excluding Dr. Schwartz), as computed in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each year to determine the CAP:

Year	Average Reported SCT Total for Non- PEO NEOs	Average Reported Value of Equity Awards Granted in the Year(a)	Average Equity Award Adjustments(b)	Average Compensation Actual Paid to Non-PEO NEOs
2023	$1,587,464	-$1,012,541	$1,089,951	$1,664,874
2022	$2,357,741	-$1,483,811	-$1,058,430	-$184,501
2021	$1,897,530	-$900,027	$5,263,658	$6,261,160
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year.
(b)	The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below.

Year	Average Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2023	$853,105	$119,954	$116,893	$1,089,951
2022	$687,646	-$785,402	-$960,674	-$1,058,430
2021	$1,877,406	$2,382,731	$1,003,520	$5,263,658
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
The peer group for TSR is Azenta’s peer group used in the Company’s performance graph under Item 201 of Regulation S-K included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which includes the following companies: Angiodynamics Inc, Caredx Inc, Certara Inc, Haemonetics Corp, Icu Medical Inc, Integra Lifesciences Holdings Corp, Maravai Lifesciences Holdings Inc, Medpace Holdings Inc, Neogenomics Inc, Orasure Technologies Inc, Repligen Corp, Sotera Health Co, and Varex Imaging Corp. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed year for the Company and the peer group.

(7)
This is supplemental information provided by the Company showing the TSR using the S&P 1500 Life Sciences Tools & Services Industry Index. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed year for the Company and the peer group.

(8)	The amount shown is the net income reflected in the Company’s consolidated audited financial statements for the applicable year.
(9)
Revenue from continued operations for the applicable year. Revenue for 2021 is based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

Financial Performance Measures
The Company’s executive compensation program reflects our pay for performance philosophy, as described in the “Compensation Discussion and Analysis” above. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on their alignment with the Company’s strategic objectives and their ability to increase value to our stockholders. The most important financial performance measures used by the Company to determine executive compensation paid to the Company’s NEOs, for the most recent compensation fiscal year are as follows:
•	Revenue
•	Adjusted EPS
•	Adjusted EBITDA
•	ROIC
AZENTA – 2023 Proxy Statement 57

Pay Versus Performance
•	Adjusted Free Cash Flow
•	Adjusted Operating Profit
These are non-GAAP measures. Appendix A of this Proxy defines these and other non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.
While the Company used several performance measures to align the executive compensation program with Company performance, as shown above, they are not all presented in the Pay versus Performance table. The Company has chosen to focus on Revenue because it has the most significant impact on compensation. Additionally, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.
Compensation Actually Paid (CAP) and Cumulative Total Shareholder Return (TSR)
Below is a table that compares the CAP for the PEO and Non-PEO NEOs for the past three fiscal years (FY2021, FY2022 and FY2023) against the cumulative three year TSR performance for Azenta from October 1, 2020 – September 30, 2023, for Azenta’s financial peer group and, as supplemental information, for the S&P 1500 Life Sciences Tools & Services Industry Index.

58 AZENTA – 2023 Proxy Statement

Pay Versus Performance
Compensation Actually Paid (CAP) and GAAP Net Income
Below is a table that compares the CAP for the PEO and Non-PEO NEOs for the past three fiscal years (FY2021, FY2022 and FY2023) against GAAP Net Income performance for the related year.

CAP and Net Income
CAP
Net Income
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
-$20.0
$111.9
$21.0
$6.3
-$8.3
-$0.2
-$11.3
$5.8
$1.7
-$12.9
2021
2022
2023
PEO CAP
Non-PEO NEOs CAP
GAAP Net Income

*
Net Income for 2021 are based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

AZENTA – 2023 Proxy Statement 59

Pay Versus Performance
Compensation Actually Paid (CAP) and Revenue
Below is a table that compares the CAP for the PEO and Non-PEO NEOs for the past three fiscal years (FY2021, FY2022 and FY2023) against Annual Revenue performance for the related fiscal year.

CAP and Revenue
CAP
Revenue
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
$1,400.0
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$0.0
$21.0
$6.3
$1,178.0
$552.0
-$0.2
-$8.3
$5.8
$665.0
$1.7
2021
2022
2023
PEO CAP
Non-PEO NEOs CAP
Revenue

*
Revenue for 2021 are based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

60 AZENTA – 2023 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth certain information as of September 30, 2023 regarding the shares of our Common Stock available for grant or granted under equity compensation plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	718,951(1)	$67.40(2)	2,592,163(3)
Equity compensation plans not approved by stockholders
Total	718,954		2,592,163
(1)
Consists of (i) 680,942 shares to be issued upon exercise of outstanding RSUs under the 2020 Equity Incentive Plan, and (ii) 38,009 shares to be issued upon exercise of outstanding RSUs under the 2015 Equity Incentive Plan.

(2)	Consists of the weighted-average grant date value of restricted stock units only outstanding on September 30, 2023.
(3)
Consists of (i) 2,005,742 shares that remained available for future issuance under the 2020 Equity Incentive Plan and (ii) 586,421 shares available for issuance under our Employee Stock Purchase Plan. Excludes securities reflected in the first column of the table.

RELATED PARTY TRANSACTIONS
Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions or proposed transactions between us and:
•	an executive officer, director or director nominee;
•	any person who is known to be the beneficial owner of more than 5% of our Common Stock;
•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules, we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the SEC as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers, suppliers and others. Our policy requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment of Azenta in connection with relationships with prospective or existing suppliers, contractors, customers, competitors or regulators. In the case of employees this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the chairman of the Board.
We are not aware of any related party transactions since the beginning of our last fiscal year that would require disclosure under SEC rules.
AZENTA – 2023 Proxy Statement 61

PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Officers” including under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors.
As described in detail under the heading “Executive Officers-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the Compensation Discussion and Analysis for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2023 compensation of our named executive officers.
Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Executive Officers-Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, is approved.
The Human Resources and Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns.
We will hold an advisory vote on executive compensation annually and will ask stockholders to vote on the frequency of those advisory votes every six years. In Proposal No. 3 of this proxy statement, we are seeking your advisory vote on the frequency of holding advisory votes on executive compensation.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A
NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THIS
PROXY STATEMENT IS IN THE BEST INTERESTS OF AZENTA AND OUR STOCKHOLDERS
AND THEREFORE, RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2.

62 AZENTA – 2023 Proxy Statement

PROPOSAL NO. 3  RECOMMENDATION ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3  RECOMMENDATION ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking stockholders to recommend, on an advisory basis, the frequency with which our stockholders will cast future advisory votes on executive compensation as described in Proposal No. 2 above. For convenience, in this Proposal No. 3 the stockholders’ advisory vote on executive compensation provided for in Proposal No. 2 above is referred to as the “say-on-pay vote.” The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every year, every two years, or every three years. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years. Our Board of Directors has determined that a non-binding advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the say-on-pay vote. In formulating its recommendation, our Board of Directors considered that an annual say-on-pay vote will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year. While the Company currently recommends a vote in favor of an annual vote, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years when you vote on this proposal. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE ONCE EVERY YEAR AS
THE FREQUENCY WITH WHICH STOCKHOLDERS ARE ASKED TO CAST A NON-BINDING ADVISORY
VOTE ON EXECUTIVE COMPENSATION IS IN THE BEST INTERESTS OF AZENTA AND OUR
STOCKHOLDERS AND THEREFORE, RECOMMENDS A VOTE “FOR” A FREQUENCY OF EVERY ONE
YEAR.

AZENTA – 2023 Proxy Statement 63

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
To The Stockholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2023 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2023, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2023, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2024.
The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chair of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed under the applicable requirements of the PCAOB. The Audit Committee has also discussed the results of the internal audit examinations.
As noted under “Board Risk Oversight” above, the Audit Committee operates under the direction of the Board in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and our independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.
Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2023, management’s report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2023, and the independent auditors’ reports be included in our annual report on Form 10-K for the fiscal year ended September 30, 2023. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2024.
Respectfully submitted,
Audit Committee:
Frank E. Casal, Chair
Erica McLaughlin
Tina S. Nova
Dorothy E. Puhy
64 AZENTA – 2023 Proxy Statement

INDEPENDENT AUDITOR FEES AND OTHER MATTERS
INDEPENDENT AUDITOR FEES AND OTHER MATTERS
Set forth below are the fees paid by Azenta to its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the fiscal years ended September 30, 2023 and September 30, 2022.
	2023	2022
Audit Fees	$4,425,549	$2,635,754
Audit-Related Fees	$344,970	$500,000
Tax Fees	$62,772	$25,831
All Other Fees	$27,714	$956
Description of Services
Audit Fees: Comprise fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2023 and 2022 for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.
Audit-Related Fees: Comprise fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2023 and 2022. In fiscal year 2023, the Company incurred $294,970 in audit related fees to PwC in connection with SEC filings related to the acquisition of B Medical and $50,000 in connection with SOX pre-implementation work related to B Medical. In fiscal year 2022, the Company incurred $500,000 in audit related fees to PwC in connection with the divestiture of our semiconductor automation business..
Tax Fees: Comprise fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal year 2023, the tax fees included $62,772 for non-U.S. tax services. For fiscal year 2022, the tax fees of $25,831 were for U.S. tax services.
All Other Fees: For fiscal year 2023, all other fees included $8,234 related to fees for web-based accounting research tools and $19,480 related to grant audits of B Medical. For fiscal year 2022, all other fees were comprised of fees for certain web-based accounting research tools paid to PwC in fiscal years 2023 and 2022.
The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.
Pre-Approval Policy and Procedures
The Audit Committee’s charter sets forth the Audit Committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the Audit Committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the Audit Committee.
In connection with the foregoing, the Audit Committee may approve specific services in advance. In addition, from time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
AZENTA – 2023 Proxy Statement 65

PROPOSAL NO. 4  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 4  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024, and stockholders are asked to ratify the selection at the Annual Meeting. The Audit Committee has considered and determined that PwC has no commercial relationship with the Company that would impair its independence in the next fiscal year. Representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 4. Abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF AZENTA AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.
OTHER MATTERS
Standards of Conduct
Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.Azenta.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a Current Report on Form 8-K.
Stockholder Proposals and Recommendations For Director
Our Amended and Restated Bylaws include an advance notice procedure if a stockholder wishes to propose a nomination of persons for election to the Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to the Company’s secretary of the stockholder’s intention to bring such business before the meeting. Under the Amended and Restated Bylaws, the required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Proposals which stockholders intend to present at our 2025 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than August 17, 2024. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
To be considered for presentation at the 2025 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than October 2, 2024 and no later than November 1, 2024. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the
66 AZENTA – 2023 Proxy Statement

OTHER MATTERS
Securities Exchange Act of 1934, as amended. Stockholders are advised to review our Amended and Restated Bylaws, which specify requirements as to form and content of a stockholders’ notice, including the information required by Rule 14a-9 under the Securities Exchange Act of 1934, as amended.
Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2024 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, MA 01803, Attention: Secretary.
Voting Results
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Current Report on Form 8-K, then we will file an amendment to the Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. We will also disclose in this Current Report on Form 8-K, or an amendment thereto, our decision in light of the results of the votes on Proposal No. 3 as to how frequently we will include a stockholder vote on the compensation of executives in our proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Azenta, Inc., 200 Summit Dive, 6th Floor, Burlington, MA 01803 or by telephone at the following number: (732) 416-4975.
Material Not Incorporated by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC, are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803. It is also available at our website www.Azenta.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE OR PROMPTLY SUBMIT
A PROXY BY TELEPHONE OR THE INTERNET.

AZENTA – 2023 Proxy Statement 67

Appendix A
Reconciliation of Non-GAAP to GAAP Financial Measures Used in Proxy Statement –
Use of Non-GAAP Financial Measures
Azenta, Inc. (the “Company”) supplements its financial measures under U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP financial measures to provides a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for GAAP measures. These measures should always be considered in conjunction with appropriate GAAP measures.
A reconciliation of the non-GAAP measures of Organic revenue and Non-GAAP diluted earnings per share, respectively, to the most comparable GAAP measure to each non-GAAP measure is included below. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to mergers and acquisitions to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing valuation allowance reserves on deferred income tax assets. Amounts presented in the tables below are in millions, except per share amounts.
($ in millions)
	FY 2021	FY 2022	FY 2023
Revenue	513.7	555.5	665.1
GAAP gross profit	243.8	255.6	263.1
Gross profit margin	47.5%	46.0%	39.6%
Amortization of completed technology	8.1	7.3	18.5
Purchase accounting impact on inventory	—	—	9.7
Tariff adjustment	5.5	(0.5)	—
Other special charges	(0.1)	0.3	—
Non-GAAP gross profit	257.3	262.7	291.3
Non-GAAP gross profit margin	50.1%	47.3%	43.8%
GAAP operating expenses	(274.9)	(280.3)	(336.3)
Merger and acquisition costs and costs related to share repurchase(1)	20.7	17.3	13.8
Amortization of intangibles other than completed technology	29.3	25.0	29.9
Restructuring charges	0.4	0.7	4.6
Contingent consideration – fair value adjustments	—	0.6	(18.5)
Other special charges	14.2	2.5	(0.1)
Non-GAAP operating expenses	(210.4)	(234.3)	(306.6)
GAAP operating profit	(31.1)	(24.7)	(73.1)
Operating profit margin	(6.1)%	(4.5%)	(11.0%)
Non-GAAP operating profit	46.9	28.5	(15.3)
Non-GAAP operating profit margin	9.1%	5.1%	(2.3%)
(1)	Includes expenses related to governance-related matters.
AZENTA – 2023 Proxy Statement A-1

($ in millions, except per share amounts)
	FY 2021	FY 2022	FY 2023
GAAP net income (loss) from continuing operations	(28.9)	(11.3)	(12.9)
Merger and acquisition costs and costs related to share repurchase(1)	20.7	17.3	13.8
Amortization expense	37.4	32.3	48.4
Purchase accounting impact on inventory	—	—	9.7
Restructuring charges	0.4	0.7	4.6
Contingent consideration - fair value adjustments	—	0.6	(18.5)
Other special charges	14.1	2.7	(0.1)
Tariff adjustment	5.5	(0.5)	—
Loss on extinguishment of debt	—	0.6	—
Tax related adjustments	(12.1)	5.7	(8.1)
Tax effect of adjustments	(1.2)	(10.1)	(16.3)
Non-GAAP net income (loss) from continuing operations	35.9	38.2	20.6
Diluted earnings (loss) per share	(0.39)	(0.15)	(0.19)
Non-GAAP diluted earnings (loss) per share	0.48	0.51	0.31
Shares used in computing diluted net earnings (loss) per share (in millions)	74.5	74.9	66.3
(1)	Includes expenses related to governance-related matters.
($ in millions)
	Life Sciences Products			Life Sciences Services			Azenta Total
	FY 2022	FY 2023	Change	FY 2022	FY 2023	Change	FY 2022	FY 2023	Change
Revenue	$199	$305	53%	$356	$360	1%	$555	$665	20%
Organic Revenue(1)	199	182	(9%)	356	366	3%	555	547	(1%)
(1)	Organic revenue represents revenue adjusted for the impact of acquisitions during the year and changes in currency rates as compared to the prior year.
($ in millions)
FY 2023
Free Cash Flow	(22)
Less items related to the Semiconductor Automation Sale	(36)
Adjusted Free Cash Flow	14
EBITDA from Continuing Operations	11.4
Adjustments
Stock-based compensation	9.5
Purchase accounting impact on inventory	9.7
Restructuring and restructuring related charges	4.6
Merger and acquisition costs and costs related to the share repurchase(1)	13.8
Contingent consideration – fair value adjustments	(18.5)
Other	(0.1)
Adjusted EBITDA – from Continuing Operations	30.4
(1)	Includes expenses related to governance-related matters.
A-2 AZENTA – 2023 Proxy Statement

Azenta, Inc.
200 Summit Drive, 6th Floor
Burlington, MA 01803

AZENTA LIFE SCIENCES

AZENTA, INC.
200 SUMMIT DRIVE, 6TH FLOOR
BURLINGTON, MA 01803
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 29, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AZTA2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 29, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Edward Bousa	02) Frank E. Casal	03) Robyn C. Davis	04) Didier Hirsch	05) Martin Madaus
06) Erica J. McLaughlin	07) Tina S. Nova	08) Michael Rosenblatt	09) Stephen S. Schwartz	10) Ellen M. Zane

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. To approve by a non-binding advisory vote the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3:

	1 year	2 years	3 years
3. To recommend, on an advisory basis, the frequency of holding an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000623241_1 R1.0.0.6

The 2024 Annual Meeting of Stockholders of Azenta, Inc. will be held on January 30, 2024 at 10:00 a.m., Eastern Time, virtual meeting, for the matters stated on the reverse side.

The Board of Directors has fixed December 7, 2023 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the virtual only Annual Meeting. To ensure your representation at the virtual only Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.

Any stockholder attending the virtual only Annual Meeting may vote even if that stockholder has previously returned a Proxy Card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com

Stephen S. Schwartz and Herman Cueto, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Azenta, Inc. to be held on January 30, 2024, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 4 AND 1 YEAR ON PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE AZENTA, INC. BOARD OF DIRECTORS.

YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE VIRTUAL ONLY ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ONLY ANNUAL MEETING.

Continued and to be signed on reverse side

0000623241_2 R1.0.0.6